   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 CONSECO, INC.
             (Exact name of Registrant as specified in its charter)

           INDIANA                           6719                  35-1468632
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

        11825 N. PENNSYLVANIA ST., CARMEL, INDIANA 46032, (317) 817-6100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                               LAWRENCE W. INLOW
                                 Conseco, Inc.
                           11825 N. Pennsylvania St.
                             Carmel, Indiana 46032
                                 (317) 817-6163
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED         BE REGISTERED        PER UNIT(1)      OFFERING PRICE(2)         FEE(2)
Common Stock, no par value...........         (1)            Not Applicable       $141,840,000         $42,981.39

(1) Conseco, Inc. ("Conseco") is hereby registering the number of shares of Conseco common stock, no par value ("Conseco Common Stock"), issuable to holders of common stock of Bankers Life Holding Corporation ("BLH"), par value $.001 per share ("BLH Common Stock"), and upon the exercise of securities exercisable for shares of BLH Common Stock in the merger (the "Merger") of BLH with and into CIHC, Incorporated, a wholly owned subsidiary of Conseco, pursuant to a Plan of Merger described in the enclosed Prospectus.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the BLH Common Stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock on the New York Stock Exchange on December 16, 1996.
                            ------------------------

    CONSECO HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL CONSECO SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                NOTICE OF MERGER

                                       OF

                        BANKERS LIFE HOLDING CORPORATION

                                 WITH AND INTO

                               CIHC, INCORPORATED

                  (A WHOLLY OWNED SUBSIDIARY OF CONSECO, INC.)

To the Former Stockholders of Bankers Life Holding Corporation:

    We are pleased to give you notice that, pursuant to Section 253 of the General Corporation Law of the State of Delaware, the previously announced merger (the "Merger") of Bankers Life Holding Corporation ("BLH" or "Bankers"), a Delaware corporation, with and into CIHC, Incorporated ("CIHC"), a Delaware corporation and a wholly owned subsidiary of Conseco, Inc. ("Conseco"), an
Indiana corporation, became effective on                 . Under applicable
Delaware law, the Merger was approved by the board of directors of CIHC, and no action was required by the BLH stockholders or the BLH Board for the Merger to become effective.

    Upon consummation of the Merger, CIHC, the surviving corporation, succeeded to all of the assets and liabilities of BLH, and the corporate existence of BLH ceased. Each outstanding share of BLH common stock, $.001 par value per share ("BLH Common Stock") (except for shares held by CIHC, which were cancelled, and shares held by stockholders who perfect their statutory appraisal rights under Delaware law), was converted in the Merger. Former BLH stockholders whose shares
were converted are entitled to receive         of a share of Conseco common
stock, no par value ("Conseco Common Stock"), for each share of BLH Common Stock owned at the time of the Merger.

    To receive certificates representing shares of Conseco Common Stock issued in the Merger, former BLH stockholders must complete and execute the enclosed Letter of Transmittal and deliver their certificates representing BLH Common Stock and the Letter of Transmittal to First Union National Bank of North Carolina, the Exchange Agent, either in person or by mail, at the following address:

                  First Union National Bank of North Carolina
                           Corporate Trust Operations
                                   9th Floor
                             230 South Tryon Street
                            Charlotte, NC 28288-1153

    Section 262 of the General Corporation Law of the State of Delaware, the text of which is included as Annex A to the accompanying Prospectus, provides a procedure by which former holders of record of BLH Common Stock who do not wish to accept the shares of Conseco Common Stock to which they are entitled under the terms of the Merger may seek a judicial appraisal of the fair value of any or all of their BLH Common Stock, exclusive of any element of value arising from the expectation or accomplishment of the Merger. See "The Merger--Appraisal Rights" in the Prospectus and Annex A thereto for a description of this procedure. The Prospectus describes the terms of the Merger, certain background information and other information concerning BLH and Conseco. We urge you to read the Prospectus carefully.

                                Very truly yours,

                                CIHC, INCORPORATED

                                By:
                                     -----------------------------------------
                                                 Mark A. Ferrucci,
                                                     PRESIDENT

                 SUBJECT TO COMPLETION, DATED DECEMBER 17, 1996
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                     [LOGO]

                                          SHARES

                                  COMMON STOCK

[PRELIMINARY PROSPECTUS NOTE: AS OF THE DATE OF THIS PRELIMINARY PROSPECTUS THE
                         MERGER HAS NOT YET OCCURRED.]

    Conseco, Inc. ("Conseco"), an Indiana corporation, is furnishing this Prospectus to those persons who held common stock, $.001 par value ("BLH Common Stock"), of Bankers Life Holding Corporation ("BLH" or "Bankers"), a Delaware corporation, immediately prior to the merger (the "Merger") of BLH with and into CIHC, Incorporated ("CIHC"), a Delaware corporation and wholly owned subsidiary
of Conseco. The Merger was effected on                 . Upon consummation of
the Merger, CIHC, the surviving corporation, succeeded to all of the assets and liabilities of BLH, and the corporate existence of BLH ceased. Each share of BLH Common Stock outstanding on consummation of the Merger (except for shares held by CIHC, which were cancelled, and shares owned by stockholders who perfected their statutory appraisal rights under Delaware law) was converted in the Merger. Former BLH stockholders whose shares were converted are entitled to
receive     of a share of Conseco common stock, no par value ("Conseco Common
Stock"), for each share of BLH Common Stock owned at the time of the Merger. Immediately prior to the Merger, CIHC held approximately 90.4% of the outstanding shares of BLH Common Stock. The Merger was effected as a short form merger pursuant to the resolutions adopted by the boards of directors of CIHC and Conseco. No vote, approval or authorization from the stockholders of either BLH or Conseco was required to consummate the Merger.

    Persons who held BLH Common Stock of record immediately prior to the Merger have certain statutory appraisal rights under Delaware law. Any holder who desires to exercise appraisal rights must file with CIHC written demand for
appraisal after            , 199 and prior to            , 1997. See "The
Merger--Appraisal Rights."

    This Prospectus constitutes the prospectus of Conseco relating to the Conseco Common Stock issued in the Merger. It also constitutes a notice from CIHC of the effective date of the Merger and of appraisal rights available to former BLH stockholders as a result of the Merger.

    Conseco Common Stock is listed on the New York Stock Exchange ("NYSE"). On August 23, 1996, the last trading day prior to the public announcement that Conseco intended to effect the Merger the closing prices of Conseco Common Stock and BLH Common Stock on the NYSE were $42.00 and $21.75, respectively. On
                , the closing prices of Conseco Common Stock and BLH Common
Stock on the NYSE were $    and $    , respectively. See "The Merger--Stock
Exchange Listing."

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS                 .

                             AVAILABLE INFORMATION

    Conseco has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made.

    Conseco is, and prior to the Merger Bankers was, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Conseco files, and prior to the Merger, Bankers filed reports, proxy statements and other information with the Commission.

    The Registration Statement and the reports, proxy statements and other information filed by Conseco and Bankers with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at Suite 1300, 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Conseco and Bankers, that file electronically with the Commission. The common stock of Conseco is listed on the NYSE and certain reports, proxy materials and other information of Conseco and Bankers may be available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO CONSECO, BANKERS, AMERICAN TRAVELLERS CORPORATION, CAPITOL AMERICAN FINANCIAL CORPORATION AND LIFE PARTNERS GROUP, INC. SHOULD BE DIRECTED TO JAMES W. ROSENSTEELE, VICE PRESIDENT, INVESTOR RELATIONS, CONSECO, INC., 11825 NORTH PENNSYLVANIA STREET, CARMEL, INDIANA 46032, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MR. ROSENSTEELE AT (317) 817-2893.

    The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

    1. Conseco's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (including those portions of Conseco's proxy statement for its 1996 annual meeting of shareholders incorporated by reference therein) ("Conseco's Annual Report"); Conseco's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; Conseco's Current Reports on Form 8-K dated January 17, 1996, March 11, 1996, March 14, 1996, April 10, 1996, August 2, 1996, August 25, 1996, September 25, 1996, November 15, 1996,
November 19, 1996, November 27, 1996, December 15, 1996; and the description of Conseco Common Stock in Conseco's Registration Statements filed pursuant to
Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

    2. BLH's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (including those portions of BLH's proxy statements for its 1996 annual meeting of the stockholders incorporated by reference therein) ("BLH's Annual Report"); BLH's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and the description of BLH Common Stock, in BLH's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

    3. THI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (including those portions of THI's proxy statement for its 1996 annual meeting of stockholders incorporated by reference therein) ("THI's Annual Report"); THI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and THI's Current Report on Form 8-K dated September 25, 1996.

    4. Annual Report on Form 10-K of American Travellers Corporation ("ATC") for the fiscal year ended December 31, 1995 (including those portions of ATC's proxy statement for its annual meeting of shareholders incorporated by reference therein) ("ATC's Annual Report"); ATC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and ATC's Current Report on Form 8-K dated August 25, 1996.

    5. Annual Report on Form 10-K of Capitol American Financial Corporation ("CAF") for the fiscal year ended December 31, 1995 (including those portions of CAF's 1995 Annual Report to Shareholders, including financial statement and accompanying information and CAF's proxy statement for its 1996 annual meeting of shareholders which are incorporated by reference therein) ("CAF's Annual Report"); CAF's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and CAF's Current Report on Form 8-K dated August 25, 1996.

    6. Annual Report on Form 10-K of Life Partners Group, Inc. ("LPG") for the fiscal year ended December 31, 1995 ("LPG's Annual Report"); LPG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and LPG's Current Reports on Form 8-K dated March 11, 1996 and April 10, 1996.

    All documents filed by Conseco, BLH, THI, ATC or CAF pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and
prior to               , 1997, the last day on which appraisal rights may be
perfected, shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

    State insurance holding company laws and regulations applicable to Conseco and BLH generally provide that no person may acquire control of Conseco or BLH, and thus indirect control of their respective insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of ten percent or more of the total outstanding shares of Conseco Common Stock or BLH Common Stock, as the case may be, would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROSPECTUS OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSECO. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY ISSUANCE OF ANY SECURITIES DESCRIBED HEREIN SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SUBSEQUENT TO THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    ii
TABLE OF CONTENTS.........................................................     v
SUMMARY...................................................................     1
  General.................................................................     1
  The Companies...........................................................     1
  The Merger..............................................................     2
  Selected Historical Financial Information of Conseco....................     5
  Selected Historical Financial Information of BLH........................     8
  Selected Historical Financial Information of THI........................    12
  Selected Historical Financial Information of CAF........................    14
  Selected Historical Financial Information of ATC........................    16
  Summary Unaudited Pro Forma Consolidated Financial Information of
    Conseco...............................................................    18
  Comparative Unaudited Per Share Data of Conseco and BLH.................    22
  Market Price Information................................................    23
INFORMATION CONCERNING CONSECO............................................    24
  Background..............................................................    24
  Insurance Operations....................................................    24
  Fee-Based Operations....................................................    25
  Other Pending Acquisitions by Conseco...................................    26
  General Information Concerning Conseco..................................    27
INFORMATION CONCERNING BLH................................................    28
THE MERGER................................................................    29
  Background of the Merger................................................    30
  Conseco's Reasons for the Merger........................................    33
  Certain Consequences of the Merger......................................    33
  Interests of Certain Persons in the Merger..............................    34
  Accounting Treatment....................................................    34
  Certain Federal Income Tax Consequences.................................    34
  Regulatory Approvals....................................................    35
  Stock Exchange Listing..................................................    35
  Appraisal Rights........................................................    35
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO..........    39
COMPARISON OF SHAREHOLDERS' RIGHTS........................................    59
  Amendment of By-laws....................................................    59
  Certain Provisions Relating to Acquisitions.............................    59
  Right to Bring Business Before a Special Meeting of Shareholders........    61
  Shareholder Action by Written Consent...................................    61
  Removal of Directors....................................................    61
  Director Liability......................................................    61
  Indemnification.........................................................    61

                                                                            PAGE
                                                                            ----
  Dividends and Repurchases...............................................    63
  Dissenters' Rights......................................................    63
  Director and Officer Discretion.........................................    63
MANAGEMENT OF CIHC AND CONSECO UPON CONSUMMATION OF THE MERGER............    64
LEGAL MATTERS.............................................................    64
EXPERTS...................................................................    64
Annex A--Section 262 of the Delaware General Corporation Law (relating to
statutory appraisal rights)...............................................   A-1
Annex B--Plan of Merger...................................................   B-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS, THE ANNEXES HERETO AND THE LETTER OF TRANSMITTAL. ALL SHARE AND PER SHARE INFORMATION IN THIS PROSPECTUS CONCERNING CONSECO HAS BEEN ADJUSTED TO REFLECT A TWO-FOR-ONE STOCK SPLIT OF THE CONSECO COMMON STOCK EFFECTED APRIL 1, 1996, UNLESS OTHERWISE STATED. EXCEPT AS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION IN THIS PROSPECTUS IS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). STOCKHOLDERS ARE URGED TO READ THIS PROSPECTUS, THE ANNEXES HERETO, THE LETTER OF TRANSMITTAL AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS.

                                    GENERAL

    This Prospectus relates to the Merger of BLH with and into CIHC which was
effective                 . See The Merger.

                                 THE COMPANIES

CONSECO, INC...........  Conseco is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products.
                         Conseco's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated and non-affiliated
                         businesses. Conseco's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, and to focus resources on the development and expansion of profitable products and strong distribution channels. CIHC is a wholly owned subsidiary of Conseco.

                         On August 2, 1996, Conseco completed its acquisition of LPG.
                         Conseco and LPG collected an aggregate of approximately $3.6 billion of total premiums and annuity deposits in 1995 from a diverse portfolio of products. On September 30, 1996, Conseco acquired the shares of ALH (of which Conseco previously owned 37 percent) that Conseco or its affiliates did not previously own for approximately $165 million in cash. On December 17, 1996, Conseco completed its acquisition of ATC.

                         On August 25, 1996, Conseco entered into an Agreement and Plan of
                         Merger (the "CAF Merger Agreement") with CAF pursuant to which CAF will become a wholly-owned subsidiary of Conseco (the "CAF
                         Merger"), with each share of common stock of CAF to be converted into the right to receive $30.25 in cash and a fraction of a share of Conseco Common Stock having a value of $6.50. On September 25,
                         1996, Conseco entered into an Agreement and Plan of Merger (the
                         "THI Merger Agreement") with THI pursuant to which THI will be merged into Conseco (the "THI Merger"), with each share of THI
                         Common Stock converted into the right to receive between 1.40 and
                         1.83 shares of Conseco Common Stock. On December 15, 1996, Conseco
                         entered into an Agreement and Plan of Merger (the "PFS Merger
                         Agreement") with Pioneer Financial Services, Inc. ("PFS") pursuant to which PFS will become a wholly owned subsidiary of Conseco (the
                         "PFS Merger"), with each share of common stock of PFS to be converted into the right to receive a fraction of a share of
                         Conseco Common Stock having a value between $25.00 and $28.00 per share.

                         See "Incorporation of Certain Documents by Reference," "--Selected
                         Historical Financial Information of Conseco," "--Selected
                         Historical Financial Information of ATC," "--Selected Historical
                         Financial Information of CAF," "--Selected Historical Financial
                         Information of THI," "Information Concerning Conseco" and
                         "Unaudited Pro Forma Consolidated Financial Statements of Conseco"
                         for additional information concerning Conseco, LPG, THI, ATC and
                         CAF. Conseco's executive offices are located at 11825 North
                         Pennsylvania Street, Carmel, Indiana 46032 and the telephone number for Conseco is (317) 817-6100.

BANKERS LIFE HOLDING
  CORPORATION..........  BLH is an insurance holding company and, through its insurance subsidiaries, is one of the nation's largest writers of individual health insurance products based on collected premiums. BLH became a public company in March 1993 through an offering of 19,550,000 shares of BLH Common Stock at a price of $22.00 per share (the
                         "Public Offering"), from which Bankers received proceeds of $405.3 million after underwriting discount and issue costs. BLH's principal executive offices are located at 222 Merchandise Mart
                         Plaza, Chicago, Illinois 60654, and its telephone number is (312)
                         396-6000. See "Information Concerning BLH" and "--Selected
                         Historical Financial Information of BLH" for additional information concerning BLH.

                                         THE MERGER

                         On                 , BLH merged with and into CIHC, the surviving
                         corporation. At the time of consummation of the Merger on
                                         , (the "Effective Time"), BLH ceased to exist, and
                         CIHC acquired and assumed all of the assets and liabilities of BLH.
                         The Merger was a short form merger pursuant to the laws of Delaware and was therefore effected pursuant to resolutions of the board of directors of CIHC and without any vote, approval or authorization from the stockholders of Conseco or BLH. Holders of BLH Common
                         Stock immediately prior to the Merger, other than CIHC, have certain statutory appraisal rights under Delaware law. See "The
                         Merger--Conseco's Reasons for the Merger", "The Merger-- Appraisal
                         Rights" and "The Merger--Terms of the Merger."

EFFECT OF MERGER ON BLH
  COMMON STOCK.........  Upon consummation of the Merger: (1) BLH was merged with and into
                         CIHC, with CIHC being the surviving corporation; and (2) each outstanding share of BLH Common Stock (other than shares of BLH
                         Common Stock held by CIHC, which were cancelled, and shares held by stockholders who perfect their statutory appraisal rights under
                         Delaware law) were converted into the right to receive the Merger
                         Consideration (as defined below) and (3) each outstanding Note became, by operation of law, an obligation of CIHC, as successor in interest to BLH. Fractional shares of Conseco Common Stock will not be issuable in connection with the Merger. BLH stockholders otherwise entitled to fractional shares of Conseco Common Stock will receive the value of such fractional shares in cash,
                         determined as described herein under "The Merger--Terms of the
                         Merger."

MERGER CONSIDERATION...  Upon the consummation of the Merger, each share of BLH Common Stock issued and outstanding immediately prior to the Effective Time
                         (other than shares of BLH Common Stock held by CIHC, which were cancelled, and

                         shares held by stockholders who perfect their statutory appraisal rights under Delaware law) were converted into the right to receive of a share of Conseco Common Stock (the Exchange Ratio). The
                         Exchange Ratio was determined by dividing $25.00 by $    the
                         average of the closing prices of the Conseco Common Stock on the
                         NYSE Composite Transactions Reporting System, as reported in the
                         THE WALL STREET JOURNAL, for the ten trading days immediately preceding the second trading day prior to the Effective Time (the
                         "Conseco Share Price").The Conseco Common Stock issuable to holders of shares of BLH Common Stock pursuant to the Merger and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration." No fractional shares of Conseco Common Stock will be issued pursuant to the Merger. Each BLH stockholder who otherwise would have been entitled to a fraction of a share of Conseco Common Stock will receive in lieu thereof cash in accordance with the terms of the
                         Merger. Conseco has caused the additional shares of Conseco Common
                         Stock issuable pursuant to the Merger Agreement to be listed on the
                         NYSE. See "The Merger--Terms of the Merger."

                         A letter of transmittal from First Union National Bank of North
                         Carolina (the "Exchange Agent") (including instructions setting forth the procedures for exchanging such holder's certificates representing BLH Common Stock ("Certificates") for the Merger
                         Consideration payable to such holder pursuant to the Merger) has accompanied this Prospectus sent to each holder of record, as of the Effective Time, of shares of BLH Common Stock. Upon surrender to the Exchange Agent of such Certificates, together with a duly completed and executed letter of transmittal, such holder will promptly receive the Merger Consideration for each share of BLH
                         Common Stock previously represented by the Certificates so surrendered. See "The Merger-- Terms of the Merger."

TREATMENT OF BLH STOCK
  OPTIONS..............  From and after the Effective Time, each outstanding unexpired option to purchase shares of BLH Common Stock (a "BLH Stock
                         Option") which was granted pursuant to BLH's 1993 Stock Option
                         Plan, as amended (the "BLH Stock Plan"), shall be exercisable, for the same aggregate consideration payable to exercise such BLH Stock
                         Option immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such BLH Stock Option had been fully vested and exercised for BLH Common Stock
                         immediately prior to the Effective Time. See "The Merger--Terms of the Merger."

CERTAIN CONSEQUENCES OF
  THE MERGER...........  Upon issuance of the shares of Conseco Common Stock pursuant to the
                         Merger, holders of BLH Common Stock will become shareholders of
                         Conseco, and each share of BLH Common Stock issued and outstanding immediately prior to the Merger was converted into the right to receive the Merger Consideration. In addition, holders of BLH Stock
                         Options are entitled to receive, upon the exercise of their BLH
                         Stock Options, a number of shares of Conseco Common Stock
                         determined as described under "The Merger--Terms of the Merger."

                         After the issuance of the shares of Conseco Common Stock issuable pursuant to the Merger and without giving effect to the proposed acquisitions of CAF and THI, the current Conseco shareholders own
                         between   percent of the shares of Conseco Common Stock then
                         outstanding, and the former holders of BLH Common Stock own, upon
                         issuance,   percent of such shares. See "The Merger--Certain
                         Consequences of the Merger."

REGULATORY APPROVALS...  No federal or state regulatory approval was required in connection with the Merger.

CONDUCT OF THE BUSINESS
  OF CONSECO AFTER THE
  MERGER...............  The members of the respective Boards of Directors of CIHC and
                         Conseco and the officers of each of Conseco and CIHC immediately prior to the consummation of the Merger are continuing as the directors and officers of Conseco and CIHC, respectively, following the Merger. See "Management of Conseco and CIHC Upon Consummation
                         of the Merger."

APPRAISAL RIGHTS.......  Holders of BLH Common Stock are entitled to appraisal rights under the Delaware General Corporation Law (the "DGCL"). See "The
                         Merger-- Appraisal Rights" and "Annex A--Section 262 of the
                         Delaware General Corporation Law (relating to statutory appraisal rights)."

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES.....  The Merger is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as
                         amended (the "Code"). Assuming the Merger qualifies as a
                         reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by BLH stockholders upon their exchange of BLH Common Stock for Conseco Common Stock, except that any BLH stockholder who receives cash proceeds in lieu of a fractional share interest in Conseco Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the tax basis in the fractional share interest, and such gain or loss will constitute capital gain or loss if such stockholder's BLH
                         Common Stock was held as a capital asset at the Effective Time. See
                         "The Merger--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT...  The Merger has been accounted for as a "purchase" in a "step acquisition transaction" as such terms are used under GAAP. See
                         "The Merger-- Accounting Treatment."

COMPARISON OF
  SHAREHOLDERS'
  RIGHTS...............  Pursuant to the Merger and the surrender of their BLH Common Stock, the holders of BLH Common Stock will become shareholders of
                         Conseco. See "Comparison of Shareholders' Rights" for a summary of the material differences between the rights of holders of Conseco
                         Common Stock and BLH Common Stock. These differences arise from the distinctions between the laws of the jurisdictions in which Conseco is, and BLH was, incorporated (Indiana and Delaware, respectively)
                         and the distinctions between the respective charters and bylaws of
                         Conseco and BLH prior to the Merger.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO

    The selected historical financial information set forth below was derived from the consolidated financial statements of Conseco. Conseco's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in Conseco's Annual Report which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, Conseco's Annual Report. The selected historical financial information set forth below for the nine months ended September 30, 1995 and 1996, is unaudited; however, in the opinion of Conseco's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results of operations to be expected for a full year.

    The comparison of consolidated financial information set forth below is significantly affected by: (i) the acquisitions consummated by Conseco Capital Partners, L.P. ("Partnership I") and Conseco Capital Partners II, L.P. ("Partnership II"); (ii) the sale of Western National Corporation ("WNC"); (iii) the transactions affecting Conseco's ownership interest in BLH and CCP Insurance, Inc. ("CCP"), which prior to its merger with and into Conseco owned Great American Reserve Insurance Company ("Great American Reserve") and Beneficial Standard Life Insurance Company ("Beneficial Standard"); and (iv) the LPG Merger. For periods beginning with the date of their acquisitions by Partnership I and ending June 30, 1992, Partnership I and its subsidiaries were consolidated with the financial statements of Conseco. Following the completion of the initial public offering by CCP in July 1992, Conseco did not have unilateral control to direct all of CCP's activities and, therefore, did not consolidate the financial statements of CCP with the financial statements of Conseco. As a result of the purchase by Conseco of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of Conseco, effective January 1, 1995. Conseco has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of WNC were consolidated with the financial statements of Conseco. Following the completion of the initial public offering of WNC (and subsequent disposition of Conseco's remaining equity interest in WNC), the financial statements of WNC were no longer consolidated with the financial statements of Conseco. As of September 29, 1994, Conseco began to include in its financial statements the newly acquired Partnership II subsidiary, ALH. As of July 1, 1996, Conseco began to include in its financial statements its newly acquired subsidiary, LPG. A description of such business combinations are described in the notes to the consolidated financial statements included in: (i) Conseco's Annual Report; and (ii) Conseco's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, both of which are incorporated by reference herein.

                                                                                                      NINE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                        ----------------------------------------------------------  ---------------------
                                           1991        1992        1993        1994        1995       1995        1996
                                        ----------  ----------  ----------  ----------  ----------  ---------   ---------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income...............  $    280.8  $    378.7  $  1,293.8  $  1,285.6  $  1,465.0  $ 1,103.3   $ 1,193.2
Investment activity:
  Net investment income...............       921.4       888.6       896.2       385.7     1,142.6      850.5       926.7
  Net trading income (losses).........        50.7        35.9        93.1        (4.9)        2.5        2.8        (6.5)
  Net realized gains (losses).........       123.3       124.3       149.5       (25.6)      186.4       77.8        16.3
Total revenues........................     1,391.8     1,523.9     2,636.0     1,862.0     2,855.3    2,066.1     2,198.6
Interest expense on notes payable.....        69.9        46.2        58.0        59.3       119.4       83.9        84.6
Total benefits and expenses...........     1,168.6     1,193.9     2,025.8     1,537.6     2,436.8    1,780.2     1,845.6
Income before income taxes, minority
  interest and extraordinary charge...       223.2       330.0       610.2       324.4       418.5      285.9       353.0
Extraordinary charge on extinguishment
  of debt, net of tax.................         5.0         5.3        11.9         4.0         2.1     --            18.6
Net income............................       116.0       169.5       297.0       150.4       220.4      167.8       174.5
Preferred dividends...................         6.8         5.5        20.6        18.6        18.4       13.8        22.7
Net income applicable to common
  stock...............................       109.2       164.0       276.4       131.8       202.0      154.0       151.8
PER SHARE DATA(A)
Net income, primary...................  $     2.05  $     2.71  $     4.73  $     2.50  $     4.69  $    3.58   $    2.84
Net income, fully diluted.............        2.01        2.70        4.39        2.44        4.22       3.22        2.59
Dividends declared per common share...        .035        .043        .150        .250        .093       .083        .103
Book value per common share
  outstanding at period end...........        7.73       10.93       16.89       10.45       20.44      17.84       25.22
Shares outstanding at period end......        49.4        49.8        50.6        44.4        40.5       40.5        67.0
Average fully diluted shares
  outstanding.........................        50.8        59.2        67.0        61.7        52.2       52.1        67.4
BALANCE SHEET DATA--PERIOD END
Total assets..........................  $ 11,832.4  $ 11,772.7  $ 13,749.3  $ 10,811.9  $ 17,297.5  $17,009.1   $23,176.0
Notes payable for which Conseco is
  directly liable.....................       177.6       163.2       413.0       191.8       871.4      920.8     1,169.0
Notes payable of BLH, not direct
  obligations of Conseco..............      --           392.0       290.3       280.0       301.5      272.6       418.1
Notes payable of ALH, not direct
  obligations of Conseco..............       319.3      --          --           331.1       283.2      308.5        13.0
Total liabilities.....................    11,321.3    11,154.4    12,382.9     9,743.2    15,782.5   15,646.7    21,072.3
Minority interest.....................        79.5        24.0       223.8       321.7       403.3      356.7       147.8
Shareholders' equity..................       431.6       594.3     1,142.6       747.0     1,111.7    1,005.7     1,955.9

                                                                                                      NINE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                        ----------------------------------------------------------  ---------------------
                                           1991        1992        1993        1994        1995       1995        1996
                                        ----------  ----------  ----------  ----------  ----------  ---------   ---------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OTHER FINANCIAL DATA(B)
Premiums collected(c).................  $  1,648.7  $  1,464.9  $  2,140.1  $  1,879.1  $  3,106.4  $ 2,390.2   $ 2,353.7
Operating earnings(d).................        61.5       114.8       162.0       151.7       131.3       89.3       181.8
Operating earnings per fully diluted
  common share(a),(d).................        1.05        1.80        2.39        2.46        2.52       1.71        2.70
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed maturity
  securities(e).......................       431.6       560.3     1,055.2       884.7       999.1      945.4     2,002.6
Book value per common share
  outstanding, excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(a),(e)..........        7.73       10.24       15.16       13.55       17.66      16.35       25.92
Ratio of debt (including debt of CCP
  guaranteed by Conseco until its
  retirement in 1993) for which
  Conseco is directly liable to total
  capital of Conseco only(f):
  As reported.........................        .29X        .22X        .27X        .20X        .44X       .48X        .36X
  Excluding unrealized appreciation
    (depreciation)(e).................        .29X        .23X        .28X        .18X        .47X       .49X        .36X
Adjusted statutory capital (at period
  end)(g).............................  $    617.1  $    603.1  $  1,135.5  $    509.0  $  1,021.0  $   928.2   $ 1,582.3
Adjusted statutory earnings(h)........        90.0       153.4       273.8       248.6       321.7      223.6       283.6
Ratio of adjusted statutory earnings
  to cash interest(i).................       2.62X       5.75X       4.94X       5.06X       3.79X      3.86X       4.32X

------------------------------

(a) All share and per share amounts have been restated to reflect the April 1, 1996 two-for-one stock split.

(b) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(d) Represents income before extraordinary charge, excluding net trading income (losses) (net of income taxes), net realized gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and restructuring activities (net of income taxes).

(e) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in Conseco's Annual Report.

(f) Represents the ratio of notes payable for which Conseco is directly liable to the sum of shareholders' equity and notes payable for which Conseco is directly liable.

(g) Includes: (1) statutory capital and surplus; (2) mandatory securities valuation reserve ("MSVR") at periods ended prior to December 31, 1992; (3) asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") at periods ended on or after December 31, 1992; and (4) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's and BLH's wholly owned life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's and BLH's wholly owned life insurance companies as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and BLH and their wholly owned subsidiaries that is required to be paid in cash, which aggregated $34.3 million, $26.7 million, $55.4 million, $49.2 million and $85.0 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $57.9 million and
    $65.7 million for the nine months ended September 30, 1995 and 1996, respectively.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF BLH

    The selected historical financial information set forth below was derived from the consolidated financial statements of BLH. The consolidated balance sheets of BLH at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the six months ended December 31, 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in BLH's Annual Report which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, BLH's Annual Report. The consolidated financial information set forth for the three months ended September 30, 1995 and the nine months ended September 30, 1996, is unaudited; however, in the opinion of BLH's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results of operations to be expected for a full year. Effective June 30, 1995, BLH adopted a new basis of accounting under the "push down" method, concurrent with Conseco's ownership of BLH Common Stock exceeding 80 percent. Under this method, BLH's accounts were adjusted to equal the cost basis of BLH stock acquired by Conseco. For the period from the date Partnership I acquired Bankers Life and Casualty Company ("BLC") through BLH and its wholly owned subsidiary Bankers Life Insurance Company of Illinois ("BLI") (effective November 1, 1992) (the "Acquisition Date") through June 30, 1995, BLH financial data reflect the "step acquisition" for leveraged buy out transactions (the "prior basis"). Under this method, to the extent that shareholders of Bankers Life and Casualty Company ("BLC", a wholly owned subsidiary of BLH) prior to the acquisition by Partnership I continued to hold an interest in BLH after the acquisition, such shareholders' bases in the net assets continued to be carried forward. For periods prior to the Acquisition Date, financial data presented are the historical financial data of BLC (the "predecessor basis"). Because of the accounting adjustments made as a result of the changes in bases described above, the financial data for periods reflecting different bases may not be comparable.

                                                                                               BLH
                                               BLC            ---------------------------------------------------------------------
                                      ----------------------
                                                                               PRIOR BASIS
                                        PREDECESSOR BASIS     ---------------------------------------------
                                      ----------------------                                         SIX        THREE        SIX
                                                  TEN MONTHS  TWO MONTHS   YEARS ENDED DECEMBER    MONTHS      MONTHS      MONTHS
                                      YEAR ENDED    ENDED       ENDED              31,              ENDED       ENDED       ENDED
                                       DECEMBER    OCTOBER     DECEMBER   ----------------------  JUNE 30,    SEPTEMBER   DECEMBER
                                       31, 1991    31, 1992    31, 1992      1993        1994       1995      30, 1995    31, 1995
                                      ----------  ----------  ----------  ----------  ----------  ---------   ---------   ---------
                                                             (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income.............  $1,063.5    $   944.1   $ 191.5     $  1,200.6  $  1,214.0  $  620.9    $  316.4    $  626.3
Investment activity:
  Net investment income.............     124.6        105.2      21.1          175.0       222.1     126.3        62.0       127.2
  Net trading income (loss).........     --          --           2.4           32.8        (1.7)      2.5         (.3)        (.1)
  Net realized gains (losses).......     (19.3  )     (33.6 )     7.0           49.2        (5.1)     13.2         1.1        13.7
Total revenues......................   1,185.0      1,013.8     222.5        1,456.3     1,437.9     766.9       376.0       760.3
Interest expense on notes payable...     --          --           7.4           36.2        31.6      16.1         7.5        14.9
Total benefits and expenses.........   1,109.9        962.0     185.3        1,242.3     1,229.5     673.0       327.8       653.1
Income from continuing operations
  before income tax, extraordinary
  charge and cumulative effect of
  accounting changes................      75.1         51.8      37.2          214.0       208.4      93.9        48.2       107.2
Income from continuing operations
  before extraordinary charge and
  cumulative effect of accounting
  changes...........................      45.4         45.9      22.7          136.0       133.6      60.2        30.7        68.1
Income before extraordinary charge
  and cumulative effect of
  accounting changes(a).............      86.1         62.5      22.7          136.0       133.6      60.2        30.7        68.1
Extraordinary charge and cumulative
  effect of accounting changes(b)...       5.7       --          13.3            8.7      --         --          --            1.6
Net income..........................      80.4         62.5       9.4          127.3       133.6      60.2        30.7        66.5
Preferred dividends.................     --          --           2.9            4.5      --         --          --          --
Net income applicable to common
  stock.............................      80.4         62.5       6.5          122.8       133.6      60.2        30.7        66.5

                                        NINE
                                       MONTHS
                                        ENDED
                                      SEPTEMBER
                                      30, 1996
                                      ---------
STATEMENT OF OPERATIONS DATA
Insurance policy income.............  $  961.8
Investment activity:
  Net investment income.............     191.0
  Net trading income (loss).........      (1.4)
  Net realized gains (losses).......       5.9
Total revenues......................   1,176.2
Interest expense on notes payable...      18.1
Total benefits and expenses.........   1,009.6
Income from continuing operations
  before income tax, extraordinary
  charge and cumulative effect of
  accounting changes................     166.6
Income from continuing operations
  before extraordinary charge and
  cumulative effect of accounting
  changes...........................     104.4
Income before extraordinary charge
  and cumulative effect of
  accounting changes(a).............     104.4
Extraordinary charge and cumulative
  effect of accounting changes(b)...      10.1
Net income..........................      94.3
Preferred dividends.................     --
Net income applicable to common
  stock.............................      94.3

                                                                                           BLH
                                                 BLC            ---------------------------------------------------------
                                        ----------------------
                                                                                 PRIOR BASIS
                                          PREDECESSOR BASIS     ---------------------------------------------
                                        ----------------------                                         SIX        THREE
                                                    TEN MONTHS  TWO MONTHS   YEARS ENDED DECEMBER    MONTHS      MONTHS
                                        YEAR ENDED    ENDED       ENDED              31,              ENDED       ENDED
                                         DECEMBER    OCTOBER     DECEMBER   ----------------------  JUNE 30,    SEPTEMBER
                                         31, 1991    31, 1992    31, 1992      1993        1994       1995      30, 1995
                                        ----------  ----------  ----------  ----------  ----------  ---------   ---------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
PER SHARE DATA
Net income, primary and fully
  diluted.............................                          $    .19    $     2.46  $     2.49  $   1.14    $    .59
Dividends declared per common share...                             --              .06         .60       .30         .15
Book value per common share
  outstanding at period end...........                               .29          9.92        9.06     18.25       19.10
Shares outstanding at period end......                              35.0          54.6        52.8      52.8        51.5
Average fully diluted shares
  outstanding.........................                              35.0          50.1        53.6      52.8        52.3
BALANCE SHEET DATA-- PERIOD END
Total assets..........................  $2,238.6                $3,367.5    $  3,934.8  $  3,928.8              $4,710.9
Notes payable.........................     --                      399.2         279.5       269.9                 272.6
Total liabilities.....................   1,674.0                 3,196.5       3,393.9     3,450.6               3,727.6
Shareholders' equity..................     564.6                   171.0         540.9       478.2                 983.3
OTHER FINANCIAL DATA(C)
Premiums collected(d).................  $1,267.0    $ 1,127.7   $  241.2    $  1,464.7  $  1,534.5  $  786.0    $  357.7
Operating earnings(e).................                              16.5         105.1       135.9      54.6        30.3
Operating earnings per fully diluted
  common share(e).....................                               .47          2.10        2.53      1.03         .58
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed maturity
  securities(f).......................                             171.0         534.7       600.0                 968.1
Book value per common share
  outstanding, excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(f)..............                               .29          9.79       11.36                 18.79
Adjusted statutory capital at period
  end(g)..............................                             163.3         388.4       387.0     385.9       394.2
Adjusted statutory earnings(h)........                              48.8         165.6       180.7      74.6        48.1

                                           SIX        NINE
                                         MONTHS      MONTHS
                                          ENDED       ENDED
                                        DECEMBER    SEPTEMBER
                                        31, 1995    30, 1996
                                        ---------   ---------
PER SHARE DATA
Net income, primary and fully
  diluted.............................  $   1.29    $   1.91
Dividends declared per common share...       .30         .45
Book value per common share
  outstanding at period end...........     20.39       20.51
Shares outstanding at period end......      50.6        49.4
Average fully diluted shares
  outstanding.........................      51.6        49.5
BALANCE SHEET DATA-- PERIOD END
Total assets..........................  $4,785.2    $5,033.3
Notes payable.........................     301.5       418.1
Total liabilities.....................   3,753.3     4,019.6
Shareholders' equity..................   1,031.9     1,013.7
OTHER FINANCIAL DATA(C)
Premiums collected(d).................  $  727.7    $1,136.5
Operating earnings(e).................      66.4        94.7
Operating earnings per fully diluted
  common share(e).....................      1.29        1.92
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed maturity
  securities(f).......................     985.2     1,041.6
Book value per common share
  outstanding, excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(f)..............     19.47       21.07
Adjusted statutory capital at period
  end(g)..............................     441.9       432.9
Adjusted statutory earnings(h)........     101.8       133.2

------------------------

(a) Income for the ten months October 31, 1992, and the year ended December 31, 1991, includes earnings from discontinued operations of $16.6 million and $40.7 million, respectively. Such operations were transferred or sold to the former owner in conjunction with the acquisition by Partnership I.

(b) Net income for the nine months ended September 30, 1996, the six months ended December 31, 1995 and the year ended December 31, 1993 reflects extraordinary charges on the early repayment of debt of $10.1 million, $1.6 million and $8.7 million, respectively.

   Net income for the two months ended December 31, 1992, reflects the charge of $13.3 million related to the cumulative effect of the change in method of accounting for postretirement benefits other than pensions.

   Net income for the year ended December 31, 1991, reflects the charge of $5.7 million related to the cumulative effect of the change in method of accounting for income taxes.

(c) Amounts under this heading are included to assist the reader in analyzing BLH's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per common share prepared in accordance with GAAP.

(d) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(e) Represents net income before extraordinary charge and cumulative effect of accounting changes, excluding net trading income (losses) (net of income taxes) and net realized gains (losses) (less that portion of amortization of cost of policies purchased and the cost of policies produced and income taxes relating to such gains (losses)).

(f) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which BLH began to do in 1993. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in BLH's Annual Report.

(g) Includes: (1) statutory capital and surplus; and (2)AVR and IMR. Such statutory data reflect the combined data derived from the annual statements of BLH's wholly owned life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of BLH's wholly owned life insurance companies as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF THI

    The selected historical financial information set forth below reflects a series of transactions which occurred on September 29, 1995, pursuant to which previously separate companies (all of which were wholly owned subsidiaries of Travelers Group Inc. ("Travelers")) were combined with THI and the outstanding common stock of THI was distributed to the shareholders of Travelers. The financial statements of THI for periods prior to the September 29, 1995 transactions, reflect the results of operations and the financial position of the previously separate companies as if such companies had been combined at the beginning of the periods presented using the pooling of interests method. The selected historical financial information was derived from the consolidated financial statements of THI. In conjunction with the September 29, 1995 transactions, THI issued $50 million of its subordinated notes and borrowed $62 million from a syndicate of banks. The proceeds of the borrowings were used, in part, to make a distribution of $96 million to the former parent of THI and to pay expenses of $6.5 million associated with the September 29, 1995 transactions. During the fourth quarter of 1995, THI sold its long term care business to ATC. These transactions significantly affect the comparability of the results of operations in 1996 with prior periods. For a description of these transactions, see THI's Annual Report, incorporated by reference herein.

    The consolidated balance sheets of THI at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent public accountants, and are included in THI's Annual Report which is incorporated by reference herein. The consolidated financial information set forth below is qualified in its entirety by, and should be read in conjunction with, THI's Annual Report. The selected historical financial information set forth below as of December 31, 1992, and as of and for the year ended December 31, 1991, and the nine months ended September 30, 1995 and 1996, is unaudited; however, in the opinion of THI's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the nine months ended September 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                      NINE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                        ----------------------------------------------------------  ---------------------
                                           1991        1992        1993        1994        1995       1995        1996
                                        ----------  ----------  ----------  ----------  ----------  ---------   ---------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income...............  $    342.7  $    289.0  $    256.9  $    227.7  $    190.2  $   160.1   $    82.4
Investment activity:
  Net investment income...............        42.1        43.7        44.0        46.6        49.7       39.7        29.6
  Net realized gains (losses).........         2.8        19.7        26.8        (3.4)        6.7        (.1)         .3
Total revenues........................       399.6       368.1       331.0       270.9       246.6      199.7       113.7
Interest expense......................      --          --          --          --             2.3     --             6.8
Expenses of spin-off and related
  transactions........................      --          --          --          --             2.2        2.2      --
Loss on sale of long term care
  business............................      --          --          --          --            68.5     --          --
Total benefits and expenses...........       356.5       305.3       281.0       234.9       287.7      171.4        91.5
Income (loss) before income taxes and
  cumulative effect of change in
  accounting principle................        43.1        62.8        50.0        36.0       (41.1)      28.3        22.2
Cumulative effect of change in
  accounting principle................      --          --             (.3)     --          --         --          --
Net income (loss).....................        30.3        42.7        32.6        23.0       (26.8)      18.2        14.4
PER SHARE DATA
Net income (loss), primary(a).........                                                  $   (17.75) $   11.42   $    6.73
Net income (loss), fully diluted(a)...                                                      (17.75)      5.84        4.06
Book value per fully diluted common
  share(b)............................                                                       66.59      77.50       62.03
Shares outstanding at period end......                                                         1.6        1.6         1.6
Average fully diluted shares
  outstanding.........................                                                         2.0        3.1         3.2

                                                                                                      NINE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                        ----------------------------------------------------------  ---------------------
                                           1991        1992        1993        1994        1995       1995        1996
                                        ----------  ----------  ----------  ----------  ----------  ---------   ---------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA--PERIOD END
Total assets..........................  $    740.0  $    813.3  $    890.7  $    885.2  $    950.5  $   972.4   $   941.9
Notes payable (including subordinated
  convertible notes)..................      --          --          --          --           110.3      112.0       108.3
Total liabilities.....................       502.1       548.3       587.6       595.8       746.4      736.0       767.7
Shareholders' equity..................       237.9       265.0       303.1       289.4       204.1      236.4       174.2
OTHER FINANCIAL DATA(C)
Operating earnings(d).................  $     28.5  $     29.7  $     15.5  $     25.2  $     15.4  $    20.3   $    14.2
Operating earnings per fully diluted
  common share(a),(d).................                                                        7.50       6.53        3.99
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed maturity
  securities(e).......................       237.9       265.0       303.1       312.2       180.9      225.4       170.1
Book value per common share
  outstanding excluding unrealized
  appreciation of fixed maturity
  securities(b),(e)...................                                                       59.14      73.96       60.75
Adjusted statutory capital (at period
  end)(f).............................        96.9       122.2       132.0       130.7       163.5      127.6       154.2
Adjusted statutory earnings(g)........        28.0        39.3         8.1        24.5        51.8       16.2        34.9

------------------------------

(a) Per share data for the nine months ended September 30, 1995 and the year ended December 31, 1995, is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire periods. Operating earnings per fully diluted share data for the nine months ended September 30, 1996 and the year ended December 31, 1995, also include the dilutive effect of the issuance of the subordinated convertible notes from the date of issuance, September 29, 1995. Such equivalent shares were anti-dilutive for purposes of computing net loss per fully diluted share for the year ended December 31, 1995.

(b) Book value per common share reflects the dilution which would occur if the subordinated convertible notes were converted to common stock and outstanding options were exercised.

(c) Amounts under this heading are included to assist the reader in analyzing THI's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(d) Represents income before cumulative effect of change in accounting principle, excluding: (i) net realized gains (losses), net of income taxes;
    (ii) the loss on the sale of long term care business, net of income taxes; and (iii) expenses related to THI's September 29, 1995 spin-off and related transactions, net of income taxes.

(e) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which THI began to do effective January 1, 1994. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in THI's Annual Report which is incorporated herein by reference.

(f) Includes: (i) statutory capital and surplus; (ii) MSVR at periods ended prior to December 31, 1992; and (iii) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of THI's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(g) Represents gains from operations before interest expense and income taxes of THI's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense, expenses related to THI's September 29, 1995 spin-off, and income taxes of all non-life companies.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF CAF

    The selected historical financial information set forth below was derived from the consolidated financial statements of CAF. The consolidated balance sheets of CAF at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent accountants, and are included in CAF's Annual Report, which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, CAF's Annual Report. The consolidated financial information set forth below for the nine months ended September 30, 1995 and 1996, is unaudited; however, in the opinion of CAF's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results of operations to be expected for a full year.

                                                                                                      NINE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                        ----------------------------------------------------------  ---------------------
                                           1991        1992        1993        1994        1995       1995        1996
                                        ----------  ----------  ----------  ----------  ----------  ---------   ---------
STATEMENT OF OPERATIONS DATA
Insurance policy income...............  $    188.4  $    219.5  $    244.8  $    263.3  $    282.1  $   209.6   $   219.9
Investment activity:
  Net investment income...............        17.5        22.8        33.5        41.0        48.6       35.8        41.7
  Net realized gains..................      --          --              .6      --          --         --              .3
Total revenues........................       206.4       242.8       279.4       304.4       330.8      245.4       261.9
Interest expense......................         1.2         1.6         1.5         2.3         2.4        1.9         1.6
Total benefits and expenses...........       162.2       189.8       210.8       235.7       259.2      192.0       202.2
Income before income taxes and
 cumulative effect of change in
 accounting for income taxes..........        44.2        53.0        68.6        68.7        71.6       53.4        59.7
Income from cumulative effect of
 change in accounting for income
 taxes................................         3.7      --          --          --          --         --          --
Net income............................        32.6        35.0        43.5        44.8        46.0       34.2        38.8

PER SHARE DATA
Income before cumulative effect of
 change in accounting for income
 taxes, primary and fully diluted.....  $     1.77  $     2.19  $     2.36  $     2.50  $     2.64  $    1.96   $    2.22
Net income, primary and fully
 diluted..............................        2.00        2.19        2.36        2.50        2.64       1.96        2.22
Dividends declared per common share...        .050        .255        .280        .320        .360       .270        .300
Book value per common share
 outstanding at period end............        5.68        9.61       11.58       13.34       16.71      15.04       17.41
Shares outstanding at period end......        16.0        18.5        18.2        17.5        17.5       17.5        17.5
Average fully diluted shares
 outstanding..........................        16.3        16.0        18.5        17.9        17.5       17.5        17.5

BALANCE SHEET DATA--PERIOD END
Total assets..........................  $    397.7  $    556.8  $    668.5  $    793.1  $    948.3  $   888.7   $ 1,017.9
Notes payable.........................        21.0        20.0        22.0        24.0        24.0       30.0        29.0
Total liabilities.....................       307.0       379.1       457.2       559.5       656.6      626.2       713.3
Shareholders' equity..................        90.7       177.7       211.3       233.6       291.7      262.5       304.6

OTHER FINANCIAL DATA(a)
Operating earnings(b).................  $     28.9  $     35.0  $     43.1  $     44.8  $     46.0  $    34.2   $    38.6
Operating earnings per primary and
 fully diluted common share(b)........        1.77        2.19        2.33        2.50        2.64       1.96        2.21
Shareholders' equity excluding
 unrealized appreciation of fixed
 maturity securities(c)...............        90.7       177.7       211.3       233.6       272.9      262.5       307.7
Book value per common share
 outstanding, excluding unrealized
 appreciation of fixed maturity
 securities(c)........................        5.68        9.61       11.58       13.34       15.63      15.04       17.59
Adjusted statutory capital (at period
 end)(d)..............................        48.3       108.7       108.0        93.9        88.5       94.6        97.9
Adjusted statutory earnings(e)........        20.1        25.6        33.5        29.4        30.9       21.9        29.9

                                               (SEE FOOTNOTES ON FOLLOWING PAGE)

------------------------------

(a) Amounts under this heading are included to assist the reader in analyzing CAF's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(b) Represents net income before cumulative effect of change in accounting for income taxes and net realized gains, net of income taxes.

(c) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which CAF began to do with respect to a portion of its portfolio effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in CAF's Annual Report, which is incorporated herein by reference.

(d) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of CAF's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(e) Represents gains from operations before interest expense and income taxes of CAF's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF ATC

    The selected historical financial information set forth below was derived from the consolidated financial statements of ATC. The consolidated balance sheets of ATC at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Arthur Andersen LLP, independent public accountants, and are included in ATC's Annual Report, which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, ATC's Annual Report. The consolidated financial information set forth for the nine months ended September 30, 1995 and 1996, is unaudited; however, in the opinion of ATC's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results of operations to be expected for a full year.

    The comparison of the consolidated financial information set forth below is significantly affected by the acquisition of the long term care business of the J.C. Penney Insurance Companies in 1994 and THI in 1995. A description of the acquisition of these blocks of business is contained in the notes to the consolidated financial statements included in ATC's Annual Report incorporated by reference herein.

                                                                                                      NINE MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                        ----------------------------------------------------------  ---------------------
                                           1991        1992        1993        1994        1995       1995        1996
                                        ----------  ----------  ----------  ----------  ----------  ---------   ---------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income...............  $    117.0  $    138.3  $    166.4  $    201.9  $    274.0  $   186.2   $   283.3
Investment activity:
  Net investment income...............         8.1         8.7         9.4        11.0        23.2       12.7        33.2
  Net realized gains (losses).........         (.1)         .4          .2      --              .1         .2         1.3
Total revenues........................       125.0       147.4       176.0       212.9       297.3      199.1       317.8
Interest expense......................          .2          .2      --             1.0         3.3        1.5         5.8
Total benefits and expenses...........       108.3       131.2       152.7       185.9       262.6      175.1       278.8
Income before income taxes............        16.7        16.2        23.3        27.0        34.7       24.0        39.0
Net income............................        11.0        10.7        14.6        18.4        23.7       16.5        26.0
PER SHARE DATA(a)
Net income, primary...................  $      .71  $      .68  $      .92  $     1.14  $     1.45  $    1.01   $    1.55
Net income, fully diluted.............         .71         .68         .92        1.14        1.36       1.01        1.24
Book value per common share
 outstanding at period end............        5.95        6.66        7.51        8.65       10.77       9.68       11.11
Shares outstanding at period end......        15.2        15.2        15.5        15.8        15.9       15.9        16.3
Average fully diluted shares
 outstanding..........................        15.5        15.6        15.8        16.1        18.4       16.5        23.8
BALANCE SHEET DATA -- PERIOD END
Total assets..........................  $    219.7  $    240.9  $    299.0  $    400.8  $    836.1  $   538.3   $   907.6
Notes payable (including convertible
 subordinated debentures).............         8.4      --            12.0        20.0       103.5      103.5       102.9
Total liabilities.....................       129.3       139.7       182.8       264.5       665.3      384.8       726.3
Shareholders' equity..................        90.4       101.2       116.2       136.3       170.8      153.5       181.3
OTHER FINANCIAL DATA(b)
Operating earnings(c).................  $     11.1  $     10.4  $     14.5  $     18.4  $     23.6  $    16.3   $    25.2
Operating earnings per fully diluted
 common share(a),(c)..................         .71         .67         .91        1.14        1.35       1.00        1.20
Shareholders' equity excluding
 unrealized appreciation
 (depreciation) of fixed maturity
 securities(d)........................        90.4       101.2       116.2       136.3       160.6      153.5       191.7
Book value per common share
 outstanding excluding unrealized
 appreciation of fixed maturity
 securities(a),(d)....................        5.95        6.66        7.51        8.65       10.13       9.68       11.74
Adjusted statutory capital (at period
 end)(e)..............................        29.9        30.5        47.0        58.0        74.3      118.9        85.3
Adjusted statutory earnings
 (loss)(f)............................        (3.3)       (1.1)        4.3        11.3       (29.6)      11.2         9.2

                                               (SEE FOOTNOTES ON FOLLOWING PAGE)

------------------------------

(a) All share and per share amounts have been restated to reflect the April 10, 1996 three-for-two stock split.

(b) Amounts under this heading are included to assist the reader in analyzing ATC's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Represents net income excluding net realized gains (losses), net of income taxes.

(d) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which ATC began to do effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in ATC's Annual Report, which is incorporated herein by reference.

(e) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of ATC's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(f) Represents gains from operations before interest expense and income taxes of ATC's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

                          SUMMARY UNAUDITED PRO FORMA
                 CONSOLIDATED FINANCIAL INFORMATION OF CONSECO

    The summary unaudited pro forma consolidated financial information of Conseco set forth below was derived from the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Prospectus. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco." The summary unaudited pro forma consolidated financial information is based upon the historical and pro forma consolidated financial statements and related notes thereto of Conseco, LPG, THI, CAF and ATC incorporated by reference in this Prospectus. The summary unaudited pro forma consolidated financial information set forth below is qualified in its entirety by, and should be read in conjunction with, such materials and the unaudited pro forma consolidated financial statements appearing elsewhere in this Prospectus.

    The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the nine months ended September 30, 1996, in the columns headed "Pro forma Conseco before the Merger" reflects the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the issuance of $275.0 million of Trust Originated Preferred Securities ("TOPrS") having a distribution rate of 9.16 percent (the "TOPrS Offering"); (2) the issuance of $325.0 million of Capital Trust Pass-through Securities ("TruPS") having a distribution rate of
8.70 percent (the "TruPS Offering"); (3) the call for redemption of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed September 26, 1996; (4) the acquisition of all of the outstanding common stock of ALH, not previously owned by Conseco or its affiliates, and related transactions (the "ALH Transaction") completed September 30, 1996; (5) the acquisition and merger of LPG completed effective July 1, 1996 (the "LPG Merger"); (6) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of borrowings under Conseco's existing $250.0 million revolving credit agreement); (7) the increase of Conseco's ownership in BLH to 90.4 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996;
(8) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (9) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (10) the debt restructuring of ALH in the fourth quarter of 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the nine months ended September 30, 1996, in the columns headed "Pro forma for the Merger" reflects further adjustments to the consolidated operating results of Conseco as if the Merger had occurred on January 1, 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the nine months ended September 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the consolidated operating results of Conseco as if the following additional planned transactions had occurred on January 1, 1995: (1) the THI Merger; (2) the CAF Merger; and (3) the ATC Merger.

    The summary unaudited pro forma consolidated balance sheet information at September 30, 1996, in the column headed "Pro forma Conseco before the Merger" reflects the application of certain pro forma adjustments for the TOPrS Offering and the TruPS Offering, which have already occurred. The summary unaudited pro forma consolidated balance sheet information at September 30, 1996, in the columns headed "Pro forma for the Merger" reflects further adjustments to the financial position of Conseco as if the Merger had occurred on September 30, 1996. The summary unaudited pro forma consolidated balance sheet information at September 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the financial position of Conseco as if the following additional planned transactions had occurred on September 30, 1996: (1) the THI Merger; (2) the CAF Merger; and (3) the ATC Merger.

    The summary unaudited pro forma consolidated financial information for the year ended December 31, 1995, and as of and for the nine months ended September 30, 1996, is provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that would have been achieved had the transactions set forth above actually occurred as of the dates indicated or of future results of operations or financial condition of Conseco. Conseco anticipates cost savings and additional benefits as a result of completing the transactions set forth above. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial information. The Merger will be accounted for using the step acquisition method of accounting. The THI Merger, the CAF Merger and the ATC Merger will be accounted for under the purchase method of accounting.

                                                                                    NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31, 1995             SEPTEMBER 30, 1996
                                        ----------------------------------  ----------------------------------
                                                                PRO FORMA                           PRO FORMA
                                                                   FOR                                 FOR
                                        PRO FORMA               THE MERGER  PRO FORMA               THE MERGER
                                         CONSECO    PRO FORMA   AND OTHER    CONSECO    PRO FORMA   AND OTHER
                                        BEFORE THE   FOR THE     PLANNED    BEFORE THE   FOR THE     PLANNED
                                          MERGER      MERGER    TRANSACTIONS   MERGER     MERGER    TRANSACTIONS
                                        ----------  ----------  ----------  ----------  ----------  ----------
                                                   (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income...............  $ 1,752.8   $ 1,752.5   $2,498.7    $ 1,349.0   $ 1,349.0   $1,934.6
Investment activity:
  Net investment income...............    1,461.1     1,461.0    1,574.0      1,084.4     1,084.4    1,182.4
  Net trading income (losses).........        2.5         2.5        2.5         (6.5 )      (6.5 )     (6.5  )
  Net realized gains..................      220.3       219.9      222.0         23.0        22.8       26.4
Total revenues........................    3,498.4     3,497.5    4,358.9      2,521.4     2,521.2    3,209.8
Interest expense on notes payable.....      105.3       104.9      145.5         72.2        72.2      104.7
Total benefits and expenses...........    2,963.5     2,964.2    3,755.5      2,104.8     2,105.2    2,722.0
Income before income taxes, minority
 interest and extraordinary charge....      534.9       533.3      603.4        416.6       416.0      487.8
Income before extraordinary charge....      273.1       284.7      324.4        212.4       225.8      267.8
PER SHARE DATA
Income before extraordinary charge,
 primary..............................  $    3.61   $    3.65   $   3.38    $    2.75   $    2.84   $   2.75
Income before extraordinary charge,
 fully diluted........................       3.59        3.64       3.22         2.70        2.79       2.61
Book value per common share
 outstanding at period end............                                          25.01       25.98      31.77
Shares outstanding at period end......       65.5        67.7       85.7         67.0        69.2       87.2
Average fully diluted shares
 outstanding..........................       76.0        78.2      100.6         78.7        80.9      103.3
BALANCE SHEET DATA -- PERIOD END
Total assets..........................                                      $23,176.0   $23,243.2   $26,901.5
Notes payable for which Conseco is
 directly liable......................                                          582.2     1,000.3    1,880.8
Notes payable of BLH, not direct
 obligations of Conseco...............                                          418.1      --          --
Notes payable of ALH, not direct
 obligations of Conseco...............                                           13.0        13.0       13.0
Total liabilities.....................                                       20,485.5    20,485.5   23,171.4
Minority interest in consolidated
 subsidiaries:
  Company-obligated mandatorily
    redeemable preferred securities of
    subsidiary trusts.................                                          600.0       600.0      600.0
  Preferred stock.....................                                           92.5        92.5       92.5
  Common stock........................                                           55.3      --          --
Shareholders' equity..................                                        1,942.7     2,065.2    3,037.6

                                                                                    NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31, 1995             SEPTEMBER 30, 1996
                                        ----------------------------------  ----------------------------------
                                                                PRO FORMA                           PRO FORMA
                                                                   FOR                                 FOR
                                        PRO FORMA               THE MERGER  PRO FORMA               THE MERGER
                                         CONSECO    PRO FORMA   AND OTHER    CONSECO    PRO FORMA   AND OTHER
                                        BEFORE THE   FOR THE     PLANNED    BEFORE THE   FOR THE     PLANNED
                                          MERGER      MERGER    TRANSACTIONS   MERGER     MERGER    TRANSACTIONS
                                        ----------  ----------  ----------  ----------  ----------  ----------
                                                   (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OTHER FINANCIAL DATA(A)
Premiums collected(b).................  $ 3,671.8   $ 3,671.8   $4,418.1    $ 2,633.8   $ 2,633.8   $3,219.4
Operating earnings(c).................      221.0       232.6      271.0        200.5       212.9      252.6
Operating earnings per fully diluted
 common share(c)......................       2.91        2.97       2.69         2.55        2.63       2.46
Shareholders' equity excluding
 unrealized appreciation
 (depreciation) of fixed maturity
 securities(d)........................                                        1,989.4     2,111.9    3,084.3
Book value per common share
 outstanding, excluding unrealized
 appreciation (depreciation) of fixed
 maturity securities(d)...............                                          25.71       26.66      32.31
Ratio of debt for which Conseco is
 directly liable to total capital of
 Conseco only(e):
  As reported.........................                                            .18 X       .27 X      .34  X
  Excluding unrealized appreciation
    (depreciation)(d).................                                            .18 X       .26 X      .33  X
  Excluding unrealized appreciation
    (depreciation) and assuming
    conversion of ATC's Convertible
    Subordinated Debentures into
    Conseco Common Stock(d), (f)......                                                                   .29  X
Ratio of debt for which Conseco is
 directly liable and Company-obligated
 mandatorily redeemable preferred
 securities of subsidiary trusts to
 total capital of Conseco only(g):
  As reported.........................                                            .37 X       .43 X      .44  X
  Excluding unrealized appreciation
    (depreciation)(d).................                                            .36 X       .42 X      .44  X
  Excluding unrealized appreciation
    (depreciation) and assuming
    conversion of ATC's Convertible
    Subordinated Debentures into
    Conseco Common Stock(d), (f)......                                                                   .40  X
Adjusted statutory capital (at period
 end)(h)..............................  $ 1,508.6   $ 1,508.6   $1,834.9    $ 1,582.3   $ 1,582.3   $1,919.7
Adjusted statutory earnings(i)........      480.7       480.7      533.8        409.4       409.4      483.4
Ratio of adjusted statutory earnings
 to cash interest(j)..................       4.59 X      4.59 X     3.63  X      5.53 X      5.53 X     4.39  X
Ratio of adjusted statutory earnings
 to cash interest and dividends on
 Company-obligated mandatorily
 redeemable preferred securities of
 subsidiary trusts(k).................       3.04 X      3.04 X     2.66  X      3.59 X      3.59 X     3.22  X

------------------------------

(a) Amounts under this heading are included to assist the reader in analyzing Conseco's pro forma financial position and pro forma results of operations. Such amounts are not intended to, and do not, represent pro forma insurance policy income, pro forma net income, pro forma net income per share, pro forma shareholders' equity or pro forma book value per share prepared in accordance with GAAP.

(b) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(c) Represents pro forma income before extraordinary charge, excluding net trading income (net of income taxes), net realized gains (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains) and restructuring activities (net of income taxes).

(d) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

(e) Represents the ratio of pro forma notes payable for which Conseco is directly liable to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(f) Assumes ATC's Convertible Subordinated Debentures, which will be convertible into an assumed 5.0 million shares of Conseco Common Stock with a value of $238.6 million, are converted. ATC's Convertible Subordinated Debentures are callable on October 1, 1998.

(g) Represents the ratio of pro forma notes payable for which Conseco is directly liable and the Company-obligated mandatorily redeemable preferred securities of subsidiary trusts to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and the Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(h) Includes: (1) statutory capital and surplus; (2) AVR and IMR; and (3) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's pro forma life insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(i) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's pro forma life insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of Conseco's pro forma non-life subsidiaries.

(j) Represents the pro forma ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and its pro forma subsidiaries that is required to be paid in cash.

(k) Represents the pro forma ratio of adjusted statutory earnings to the sum of cash interest and dividends on the Company-obligated mandatorily redeemable preferred securities of subsidiary trusts. Cash interest includes interest, except interest on annuities and financial products, of Conseco and its pro forma subsidiaries that is required to be paid in cash.

            COMPARATIVE UNAUDITED PER SHARE DATA OF CONSECO AND BLH

    The following table sets forth selected historical per share data of Conseco, BLH, THI, CAF and ATC and corresponding pro forma and pro forma equivalent per share amounts for the year ended December 31, 1995, and as of and for the nine months ended September 30, 1996, giving effect to the LPG Merger, the Series D Call, the ALH Transaction, the TOPrS Offering, the TruPS Offering, the Merger, the THI Merger, the CAF Merger and the ATC Merger. Pro forma equivalent amounts are presented assuming that the Conseco Share Price will be $55.00, so that each share of BLH Common Stock is exchanged for .45455 shares of Conseco Common Stock in the Merger. The information presented is derived from the consolidated financial statements and related notes thereto included in Conseco's Annual Report, BLH's Annual Report, THI's Annual Report, CAF's Annual Report, ATC's Annual Report (all of which are incorporated by reference herein) and the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Prospectus. The information is qualified in its entirety by, and should be read in conjunction with, such materials. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco." The pro forma financial information is provided for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the above transactions been consummated at the beginning of the periods presented, or of future results.

                                                                                   YEAR ENDED     NINE MONTHS ENDED
                                                                                  DECEMBER 31,      SEPTEMBER 30,
                                                                                      1995              1996
                                                                                  -------------  -------------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY CHARGE PER FULLY DILUTED COMMON SHARE:
  Historical:
    Conseco.....................................................................    $    4.26         $    2.87
    BLH.........................................................................           (a)             2.11
    THI.........................................................................       (17.75)(b)           4.06
    CAF.........................................................................         2.64              2.22
    ATC.........................................................................         1.36              1.24
  Pro forma:
    Conseco before the Merger...................................................    $    3.59         $    2.70
    Adjusted for the Merger.....................................................         3.64              2.79
    Further adjusted for the THI Merger, the CAF Merger and the ATC Merger......         3.22              2.61
    Equivalent for one share of BLH Common Stock................................         1.46              1.19
DIVIDENDS PER COMMON SHARE:
  Historical:
    Conseco.....................................................................    $    .093    $         .103
    BLH.........................................................................         .600              .450
    THI.........................................................................           --                --
    CAF.........................................................................         .360              .300
    ATC.........................................................................           --                --
  Pro forma:
    Conseco before the Merger...................................................  $      .093    $         .103
    Adjusted for the Merger.....................................................         .093              .103
    Further adjusted for the THI Merger, the CAF Merger and the ATC Merger......         .093              .103
    Equivalent for one share of BLH Common Stock................................         .042              .047
BOOK VALUE PER COMMON SHARE:
  Historical:
    Conseco.....................................................................                 $        25.22
    BLH.........................................................................                          20.51
    THI.........................................................................                          62.03     (c)
    CAF.........................................................................                          17.41
    ATC.........................................................................                          11.11
  Pro forma:
    Conseco before the Merger...................................................                 $        25.01
    Adjusted for the Merger.....................................................                          25.98
    Further adjusted for the THI Merger, the CAF Merger and the ATC Merger......                          31.77
    Equivalent for one share of BLH Common Stock................................                          14.44

------------------------------

(a) Net income before extraordinary charge per fully diluted common share was $1.32 and $1.14 for the six months ended December 31, 1995, and the six months ended June 30, 1995, respectively.

(b) Per share data for the year ended December 31, 1995 is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year.

(c) Book value per common share reflects the dilution which would occur if the THI Subordinated Convertible Notes were converted into common stock and outstanding options were exercised.

                            MARKET PRICE INFORMATION

    Market prices for the shares of Conseco Common Stock are, and shares of BLH Common Stock prior to the Merger were, reported on the NYSE. The table below sets forth for the periods indicated the high and low sale prices per share of Conseco Common Stock and BLH Common Stock and the cash dividends paid per share of Conseco Common Stock and the BLH Common Stock. For current price information with respect to the Conseco Common Stock, stockholders are urged to consult publicly available sources.

                                          CONSECO COMMON STOCK         BLH COMMON STOCK
                                        ------------------------   ------------------------
                                         HIGH     LOW     DIVIDENDS  HIGH    LOW     DIVIDENDS
                                        ------   ------   ------   ------   ------   ------
1994
  First Quarter.......................  $ 321/8  $ 269/16 $  0.0625 $ 247/8 $ 197/8  $0.02
  Second Quarter......................    291/16   233/16    0.0625   215/8   18     0.15
  Third Quarter.......................    263/16   215/8     0.0625   253/4   183/4  0.15
  Fourth Quarter......................    231/8    1715/16    0.0625   233/4   161/2 0.15

1995
  First Quarter.......................    245/16   161/4     0.0625   215/8   171/2  0.15
  Second Quarter......................    235/16   199/16    0.0625   215/8   185/8  0.15
  Third Quarter.......................    265/8    223/4     0.01    193/8    175/8  0.15
  Fourth Quarter......................    319/16   257/16    0.01    201/4    173/4  0.15

1996
  First Quarter.......................    365/16   297/8     0.01    231/8    197/8  0.15
  Second Quarter......................    397/8    361/2     0.02    221/2    183/4  0.15
  Third Quarter.......................    493/8    351/4     0.02    243/4    211/2  0.15
  Fourth Quarter (through December 16,
    1996).............................    653/8  48 7/8      0.0625   243/4   243/8  0.15

    The information set forth in the table below presents: (1) the closing price for shares of Conseco Common Stock and BLH Common Stock on August 23, 1996, the last day on which trading occurred prior to the public announcement of the
intention to complete the Merger, and on December   , 1996, the last full
trading day for which information was available prior to the mailing of the Statement and (2) the Equivalent Per Share Price (as hereinafter defined) of BLH
Common Stock on August 23, 1996 and December   , 1996. The "Equivalent Per Share
Price" of BLH Common Stock represents the closing price per share of Conseco Common Stock reported on the NYSE, multiplied by $25.00 and divided by the
Conseco Share Price ($    and $    assuming consummation of the Merger had
occurred on August 23, 1996 and December   , 1996, respectively). The Equivalent
Per Share Price for August 23 is not the same as the Merger Consideration. The
Equivalent Per Share Price for December   , 1996 is the same as the Merger
Consideration to be received by holders of the BLH Common Stock. See "The Merger--Terms of the Merger."

                                                                                                               BLH
                                                                                 CONSECO                  COMMON STOCK
                                                                                 COMMON     BLH COMMON   EQUIVALENT PER
PER SHARE PRICE                                                                   STOCK        STOCK       SHARE PRICE
-----------------------------------------------------------------------------  -----------  -----------  ---------------
August 23, 1996..............................................................      $42.00       $21.75         $
December   , 1996............................................................  $            $            $

    Conseco has caused the listing on the NYSE of the shares of Conseco Common Stock issuable in connection with the Merger. See "The Merger--Stock Exchange Listing."

    HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE CONSECO COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OF, OR MARKETS FOR, CONSECO COMMON STOCK.

                         INFORMATION CONCERNING CONSECO

BACKGROUND

    Conseco is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. Conseco's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated and non-affiliated businesses. Conseco's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management and to focus resources on the development and expansion of profitable products and strong distribution channels.

    On August 2, 1996, Conseco completed the LPG Merger and LPG became a wholly-owned subsidiary of Conseco. A total of 16.1 million shares of Conseco Common Stock were issued in connection with the LPG Merger, and Conseco assumed notes payable of LPG of $249.5 million. The subsidiaries of LPG sell a diverse portfolio of universal life insurance and, to a lesser extent, annuity products to individuals.

    On September 30, 1996, Conseco completed the acquisition of the common shares of ALH not already owned by Conseco or its affiliates for approximately $165 million in cash. ALH is a provider of retirement savings annuities. ALH has been included in Conseco's consolidated financial statements since September 1994, when it was acquired by Partnership II. Conseco now holds 59.2 percent of the outstanding common shares of ALH and BLH holds the remaining 40.8 percent of such shares.

    Conseco currently holds ownership interests in the following life insurance businesses: (1) BLH; (2) ALH, formerly The Statesman Group, Inc.; (3) Great American Reserve and Beneficial Standard, in which Conseco has had an ownership interest since their acquisition by Partnership I in 1990 and 1991, respectively, and which became wholly-owned subsidiaries of Conseco in August 1995 pursuant to the CCP Merger; (4) the subsidiaries of LPG, which are now wholly-owned subsidiaries of Conseco, including Philadelphia Life Insurance Company ("Philadelphia Life"), Massachusetts General Life Insurance Company ("Massachusetts General Life") and Lamar Life Insurance Company ("Lamar Life"); and (5) Bankers National Life Insurance Company ("Bankers National"), National Fidelity Life Insurance Company ("National Fidelity") and Lincoln American Life Insurance Company ("Lincoln American"), all of which are wholly-owned by Conseco and which have profitable blocks of in-force business, although new product sales are currently not being pursued. BLH and its subsidiaries are collectively referred to hereinafter as BLH.

INSURANCE OPERATIONS

    Conseco's insurance operations are conducted through three segments: (1) senior market operations, consisting of the activities of BLH; (2) annuity operations, consisting of the activities of Great American Reserve, Beneficial Standard and ALH; and (3) life insurance operations, consisting of the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, as well as National Fidelity, Bankers National and Lincoln American.

    SENIOR MARKET OPERATIONS. BLH, with total assets of approximately $5.0 billion at September 30, 1996, markets health and life insurance and annuity products primarily to senior citizens through approximately 200 branch offices and approximately 3,200 career agents. Most of BLH's agents sell only BLH policies. Approximately 56 percent of the $1,513.8 million of total premiums and annuity deposits collected by BLH in 1995 (and approximately 58 percent of the $1,136.5 million of total premiums and annuity deposits collected in the first nine months of 1996) was from the sale of individual health insurance products, principally Medicare supplement and long-term care policies. BLH believes that its success in the individual health insurance market is attributable in large part to its career agency force, which permits one-on-one contacts with potential policyholders and builds loyalty to BLH among existing policyholders. Its efficient and highly automated claims processing system is designed to complement its personalized marketing strategy by stressing prompt payment of claims and rapid response to policyholder inquiries.

    ANNUITY OPERATIONS. The annuity companies (Great American Reserve and Beneficial Standard), with total assets of approximately $5.6 billion at September 30, 1996, market, issue and administer annuity, life and employee benefit-related insurance products through two cost-effective distribution channels: (1) approximately 3,000 educator market specialists, who sell tax-qualified annuities and certain employee benefit-related insurance products primarily to school teachers and administrators; and (2) approximately 9,000 professional independent producers, who sell various annuity and life insurance products aimed primarily at the retirement market. Approximately 87 percent of the $709.8 million of total premiums and annuity deposits collected by the annuity companies in 1995 (and approximately 88 percent of the $490.8 million of total premiums and annuity deposits collected in the first nine months of 1996) was from the sale of annuity products. This segment will include ALH beginning with its acquisition in the third quarter of 1996. ALH, with total assets of approximately $6.2 billion at September 30, 1996, is engaged primarily in the development, marketing, underwriting, issuance and administration of annuity and life insurance products. ALH markets these products through a general agency and insurance brokerage system comprised of approximately 25,000 independent licensed agents. Approximately 91 percent of the $825.6 million of total premiums and annuity deposits collected by ALH in 1995 (and approximately 92 percent of the $537.9 million of total premiums and annuity deposits collected in the first nine months of 1996) was from the sale of deferred annuities.

    LIFE INSURANCE OPERATIONS. Life insurance operations include the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, wholly-owned subsidiaries of LPG, beginning with the acquisition of LPG in the third quarter of 1996. These companies distribute universal life insurance products using two primary marketing systems, the client company system and the regional director system, comprising a total of approximately 25,000 professional independent producers. Approximately 69 percent of the $533.6 million of total insurance premiums and annuity deposits collected by LPG in 1995 (and approximately 66 percent of the $453.6 million of total insurance premiums and annuity deposits collected in the first nine months of 1996) was from the sale of life insurance products, primarily universal life insurance. Segment activities also include Conseco's other wholly-owned life insurance subsidiaries-- Bankers National Life, National Fidelity Life and Lincoln American Life--which have profitable in-force blocks of annuity and life insurance products, but do not currently market their products to new customers.

FEE-BASED OPERATIONS

    Conseco's subsidiaries provide various services to affiliated and unaffiliated clients. Conseco Capital Management, Inc. managed approximately $29 billion of invested assets at September 30, 1996 including $16.8 billion of assets of affiliated companies. Marketing Distribution Systems Consulting Group, Inc. provides marketing services to financial institutions related to the distribution of insurance and investment products. Conseco Risk Management, Inc. distributes property and casualty insurance products as an independent agency. Conseco Mortgage Capital, Inc. originates and services mortgages. Total fees from affiliated and nonaffiliated clients were $69.2 million and $86.8 million for 1995 and the first nine months of 1996, respectively. To the extent that these services are provided to entities that are included in the financial statements on a consolidated basis, the intercompany fees are eliminated in consolidation. Earnings in this segment increase when Conseco adds new clients (either affiliated or unaffiliated) and when Conseco increases the fee-producing activities conducted for clients. Effective January 1, 1996, Conseco's subsidiaries entered into new service agreements with Conseco's service subsidiaries. Such new agreements had the effect of increasing revenues from fee-based operations by $34.4 million in the first nine months of 1996, but had no effect on consolidated net income.

    In addition to Conseco's fee-based operations, Conseco Private Capital Group, Inc. makes direct strategic investments in growing companies, providing these firms with the capital or financing they need to continue their growth, make acquisitions or realize the potential of their businesses.

OTHER PENDING ACQUISITIONS BY CONSECO

    CAF. On August 25, 1996, Conseco and CAF entered into the CAF Merger Agreement pursuant to which CAF will be merged with and become a wholly owned subsidiary of Conseco. Under the CAF Merger Agreement, each of the approximately
17.8 million issued and outstanding shares of common stock of CAF would be converted into the right to receive (1) $30.00 in cash plus the Time Factor (as defined herein), if any, and (2) the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $6.50 by the Trading Value (as defined herein). The "Trading Value" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the 20 consecutive trading days immediately preceding the second trading day prior to the date of the CAF Merger. The "Time Factor" will be equal to $0.25 if the CAF Merger does not occur by December 10, 1996, which amount will increase by an additional $0.25 on the tenth day of each month thereafter until the CAF Merger is consummated. For additional information concerning CAF, see CAF's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of CAF."

    THI. On September 25, 1996, Conseco and THI entered into the THI Merger Agreement to which THI will be merged with and into Conseco, with Conseco being the surviving corporation. Under the THI Merger Agreement, each of the outstanding shares of common stock of THI would be converted into the right to receive the whole number and fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $70.00 by the Conseco/THI Share Price (as defined herein). The "Conseco/THI Share Price" shall be equal to the Trading Average (as defined herein); PROVIDED, HOWEVER, that if the Trading Average is less than $38.25, then the Conseco/THI Share Price shall be $38.25, and if the Trading Average is greater than $50.00, then the Conseco/THI Share Price shall be $50.00. The "Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten consecutive trading days immediately preceding the second trading day prior to the date of the THI Merger. For additional information concerning THI, see THI's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of THI."

    ATC. On August 25, 1996, Conseco and ATC entered into the ATC Merger Agreement providing for the ATC Merger. Under the ATC Merger Agreement, each of the approximately 18.0 million issued and outstanding shares of ATC Common Stock would be converted into the right to receive a fraction of a share of Conseco Common Stock having a value between $32.00 and $35.03, calculated as follows:
(1) if the Conseco Share Price (as defined herein) is greater than or equal to $42.25 per share and less than or equal to $46.25 per share, .7574 of a share of Conseco Common Stock, (2) if the Conseco Share Price is less than $42.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $32.00 by the Conseco Share Price or
(3) if the Conseco Share Price is greater than $46.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $35.03 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten trading days immediately preceding the second trading day prior to the date of the ATC Merger. For additional information concerning ATC, see ATC's Annual Report and other documents filed with the Commission and listed herein under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of ATC."

    PFS. On December 15, 1996, Conseco and PFS entered into the PFS Merger Agreement pursuant to which PFS will be merged with and become a wholly owned subsidiary of Conseco. Under the PFS Merger Agreement, each of the approximately
16.7 million shares of common stock of PFS and common stock equivalents would be converted into the right to receive a fraction of a share of Conseco Common Stock having a value between $25.00 and $28.00, calculated as follows: (1) if the Conseco/PFS Share Price (as defined below) is greater than or equal to $56.00 per share and less than or equal to $62.72 per share, .4464 of a share of Conseco Common Stock, (2) if the Conseco/PFS Share Price is less than $56.00 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $25.00 by the Conseco/PFS Share Price or (3) if the Conseco/PFS Share Price is greater than $62.72 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $28.00 by the Conseco/PFS Share Price. The "Conseco/PFS Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten trading days immediately preceding the second trading day prior to the date of the PFS Merger.

GENERAL INFORMATION CONCERNING CONSECO

    Conseco's executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and the telephone number for Conseco is (317) 817-6100.

    For additional information concerning Conseco, including information concerning ALH and BLH, see Conseco's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" and "Summary--Selected Historical Financial Information of Conseco." For additional information concerning LPG, see LPG's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference."

                           INFORMATION CONCERNING BLH

    BLH is an insurance holding company and, through its insurance subsidiaries, is one of the nation's largest writers of individual health insurance products based on collected premiums. Its subsidiaries include BLC, Certified Life Insurance Company ("Certified Life") and BLI. BLC, founded in 1880, has offered individual health insurance policies for over 50 years and Medicare supplement products since the creation of the federal Medicare program in 1966. BLC also markets a variety of annuity, life and group insurance products throughout the United States.

    Conseco formed Partnership I in 1990 with several other companies, including Southwestern Life Corporation, formerly I.C.H. Corporation ("ICH"), to acquire insurance companies. In 1992, the Partnership formed BLH and its wholly owned subsidiary, BLI, which then acquired BLC from ICH on November 9, 1992 (the "Acquisition") for $600 million.

    On March 25, 1993, BLH completed the Public Offering. In connection with the Public Offering, Partnership I distributed to the partners all of its net assets, including Common Stock. At December 17, 1996, Conseco owned approximately 90.4 percent of BLH's outstanding common stock. See "The Merger--Background of the Merger."

                                   THE MERGER

TERMS OF THE MERGER

    The following is a brief summary of certain terms of the Merger. This summary is qualified in its entirety by reference to the Plan of Merger (the "Plan of Merger") attached hereto as Annex B. All stockholders are urged to read the Plan of Merger in its entirety.

    The Merger occurred on                  with BLH merging with and into CIHC,
with CIHC being the surviving corporation.

    CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL AMOUNTS. At the Effective Time, pursuant to the Plan of Merger, each share of BLH Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by CIHC, which were cancelled, and shares owned by stockholders who perfected their statutory appraisal rights under Delaware law) were, by virtue of the Merger and without any action on the part of the holder
thereof, converted into the right to receive   of a share of Conseco Common
Stock. Such amount was determined by dividing $25.00 by    , the average of the
closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System, as reported in THE WALL STREET JOURNAL, for the ten trading days immediately preceding the second trading day prior to the Effective Time,
  . Accordingly, as a result of Merger, holders of BLH Common Stock will receive, upon surrender of their share certificates and a completed letter of
transmittal         shares of Conseco Common Stock for each share of BLH Common
Stock held at the Effective Time.

    No fractional shares of Conseco Common Stock will be issued in connection with the Merger. Each BLH stockholder who otherwise would have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of
Conseco Common Stock multiplied by    .

    Accompanying this Prospectus is a form of letter of transmittal and instructions for use in surrendering Certificates and receiving the consideration to which each record holder of Certificates is entitled pursuant to the Plan of Merger. Each holder of Certificates should surrender such Certificates to the Exchange Agent together with the letter of transmittal duly executed and completed in accordance with the instructions thereto, and each such holder will be entitled to receive in exchange therefor certificates for shares of Conseco Common Stock and a check for any cash which may be payable in lieu of a fractional share of Conseco Common Stock.

    Each outstanding Certificate (other than Certificates evidencing shares of BLH Common Stock held by CIHC, which were cancelled, or stockholders who perfected their statutory appraisal rights under Delaware law), which prior to the Merger represented BLH Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the Merger Consideration that the holder of such Certificate is entitled to receive pursuant to the terms of the Plan of Merger.

    TREATMENT OF BLH STOCK OPTIONS. From and after the Effective Time, each BLH Stock Option shall vest upon the same schedule as provided pursuant to each such option, but each BLH Stock Option currently exercisable, and as such becomes exercisable, will be exercisable for the same aggregate consideration payable to exercise such BLH Stock Option immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such BLH Stock Option had been fully vested and exercised for shares of BLH Common Stock immediately prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under the BLH Stock Plan and the underlying stock option agreement.

    Conseco has reserved for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of BLH Stock Options assumed in accordance with the Plan of Merger and has registered such shares of Conseco Common Stock with the Commission pursuant to a Registration Statement on Form S-8.

BACKGROUND OF THE MERGER

    DEVELOPMENT OF BANKERS. Bankers and BLI, its wholly owned subsidiary, were formed by Partnership I in 1992 to complete the acquisition of BLC (the "Acquisition"). On November 9, 1992, Partnership I acquired BLC from ICH. The Acquisition was completed through BLH.

    The purchase price for BLC of $600.0 million was funded with the net proceeds of the following securities issued by BLH: $175.0 million senior loan from a group of lending banks; $200.0 million senior subordinated notes; $45.0 million payment-in-kind junior subordinated notes (including $8.3 million provided by Conseco), all of which was retired with proceeds from the Public Offering; $158.3 million of payment-in-kind preferred stock (of which $108.3 million was provided by Conseco), all of which was redeemed with proceeds from the Public Offering; and $66.7 million of common stock of BLH, including $50.0 million provided by Partnership I (of which $25.5 million was provided by Conseco).

    Partnership I continued to own and manage BLH as BLH's majority shareholder until March 25, 1993, when the closing of the Public Offering occurred.

    TRANSACTIONS INVOLVING BLH COMMON STOCK. Pursuant to the Public Offering, BLH sold 19,550,000 shares of BLH Common Stock, representing an approximate 36 percent ownership interest, at a price of $22.00 per share of BLH Common Stock. The net proceeds from the Public Offering, after the underwriting discount and issue costs, totaled $405.3 million. Using the proceeds from the Public Offering, BLH redeemed, retired and repaid $267.3 million of the financing provided in connection with the Acquisition, contributed $114.0 million to BLI's capital and retained $24 million for general corporate purposes. In connection with the Public Offering, Partnership I distributed to the partners, including Conseco and its affiliates, all of its net assets including the shares of BLH Common Stock it held. Following the Public Offering and such Partnership I distribution, Conseco had sole dispositive power over approximately 18.6 million of the outstanding shares of outstanding BLH Common Stock (then representing approximately 35% of the outstanding shares of BLH Common Stock).

    Subsequent to the Public Offering in September 1993, Conseco acquired all of the BLH Common Stock held by ICH, approximately 13.3 million shares, for $287.6 million.

    In April 1994, BLH announced a program to repurchase up to two million shares of BLH Common Stock in open-market or negotiated transactions, with the timing and terms of the purchases to be determined by management based on market conditions. Such program was expanded to five million shares in August 1995. During 1995 and 1994, 2,400,000 shares and 1,767,300 shares were repurchased for $42.1 million and $35.7 million, respectively. During the first quarter of 1996, Bankers repurchased 1.3 million shares of BLH Common Stock at a cost of $27.5 million

    On February 27, 1995, Conseco announced its proposal to acquire the shares of BLH Common Stock not already owned by Conseco for $22.00 per share (the "Proposal"). The Board of Directors of BLH appointed a special committee (the "Special Committee") to review the Proposal and engage in negotiations with Conseco. The Special Committee hired outside counsel and selected an investment banker to represent BLH and the Special Committee in connection with analyzing the Proposal. Conseco acquired approximately 1.5 million shares of BLH Common Stock in open market transactions for approximately $31.4 million in February, 1995 after Conseco announced the Proposal.

    On May 26, 1995, BLH announced that after several meetings between Conseco and its representatives and the Special Committee and its legal and financial advisers, the Special Committee advised Conseco that there was a substantial difference between a price the Special Committee would consider adequate and Conseco's $22.00 offer. Because the Special Committee could not recommend the Proposal,

Conseco decided to withdraw the Proposal. At that time, Conseco also announced that its board of directors had approved an open-market purchase program authorizing Conseco to purchase up to 10 million shares of BLH Common Stock from time to time at prices and in quantities Conseco management deemed reasonable.

    On June 28, 1995, Conseco completed its program to acquire additional shares of BLH Common Stock. A total of 12.8 million shares were purchased for $262.4 million in open market and negotiated transactions during 1995. On August 31, 1996, Conseco completed the CCP Merger, and at the time of the CCP Merger, CCP held 1,513,131 shares of BLH Common Stock.

    At December 16, 1996, as a result of all of the foregoing transactions, Conseco held 90.4% of the outstanding shares of BLH Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS BETWEEN BLH AND CONSECO

    Partnership II was a partnership formed by Conseco to invest in privately negotiated acquisitions of specialized annuity, life and accident and health insurance companies and related business. In connection with Partnership II's September 29, 1994 acquisition of ALH, BLH: (i) indirectly acquired approximately 362,000 shares of ALH common stock through a $1.8 million limited partner capital contribution to Partnership II; (ii) directly acquired 1,027,872 shares of ALH's common stock for $5.1 million; and (iii) directly acquired 25,926 shares of ALH's 1994 Series Preferred Stock (stated value $1,000 per share) for $20.8 million. Through 2006, the preferred stock pays annual dividends at a rate of 13 percent in additional shares of like-kind stock. Thereafter, dividends will be paid in cash at an annual rate of 15 percent. On November 30, 1995, BLH indirectly acquired approximately 68,700 shares of ALH's common stock through a $1.0 million limited partner capital contribution to Partnership II and directly acquired 216,949 shares of ALH's common stock for $3.0 million.

    On September 30, 1996: (i) Conseco and its subsidiaries completed the purchase of all of the shares of ALH common stock not previously owned by Conseco and its subsidiaries (including the purchase of 6,086,957 shares of ALH stock by BLH for $140.0 million); (ii) Partnership II distributed ALH shares to Conseco and its subsidiaries, representing their ownership interest in ALH through Partnership II (including the distribution of 376,021 shares to BLH); and (iii) Conseco purchased additional newly issued shares of ALH common stock. After the ALH Transaction, BLH owns 7,707,799 shares of ALH common stock, representing 40.8 percent of all outstanding common stock of ALH. Conseco owns the remaining 59.2 percent of the ALH common stock.

    Conseco (through certain of its wholly owned subsidiaries) has entered into agreements with BLH to provide certain investment advisory, data processing, accounting, legal, mortgage loan servicing and origination and other services. These contracts were not the result of arm's-length negotiations between independent parties. These agreements may be modified in the future and additional agreements or transactions may be entered into between Conseco (including its subsidiaries) and BLH. The provisions of the senior loan agreement of BLH require that any future transaction between BLH and Conseco or Conseco's subsidiaries be on fair and reasonable terms at least as favorable to BLH as could be obtained from unaffiliated parties for comparable services or arrangements.

    The description of the agreements set forth below do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are included as exhibits to Bankers' Form 10-K for the year ended December 31, 1995.

    CONSULTING AGREEMENT. Bankers had an Executive Management Consulting Agreement (the "Consulting Agreement") with Conseco, pursuant to which Conseco provided senior executive management consulting services to Bankers on an ongoing basis for a fee of $1.0 million per annum. The Consulting Agreement was terminated on December 31, 1995. Bankers paid Conseco $1.0 million under the Consulting Agreement for 1995.

    SERVICE AGREEMENTS. Prior to January 1, 1996, Bankers had agreements (collectively, the "Insurance Services Agreements") with Conseco pursuant to which Conseco provided through its subsidiaries: (i) all data processing services required by Bankers; and (ii) other management services as required by Bankers, including management consulting, accounting, actuarial, tax, legal, investor relations and other administrative services, other than senior executive management services. The Insurance Services Agreements were terminated in connection with the new service agreements described below. During 1995, Bankers paid $9.2 million to Conseco under the Insurance Services Agreements.

    BLI and BLC entered into service agreements with Conseco effective January 1, 1996 (the "Service Agreements") pursuant to which Conseco provides through its subsidiaries all services required by Bankers, for monthly fees equal to 110 percent of Conseco's direct and directly allocable expenses and costs. Under the Service Agreements, Bankers paid Conseco $85.1 million during the nine months ended September 30, 1996. The Service Agreement between Bankers and Conseco has an initial term which expires December 31, 2005 and thereafter will be renewed on each anniversary date for an additional one-year term unless either party provides 90 days' written notice of termination to the other. Such Service Agreement is non-terminable for an initial period of five years, and thereafter will be terminable by the Company on any anniversary date (except with respect to the agreement to provide date processing services which cannot be terminated during the initial ten-year term), upon 90 days' prior notice, and upon payment to Conseco of a lump-sum termination fee for a termination on the fifth through ninth anniversaries equal to the following percentages of the annual fees paid to Conseco under such Service Agreement for the year preceding the date of termination: 200 percent on the fifth anniversary, 160 percent on the sixth anniversary, 120 percent on the seventh anniversary, 80 percent on the eight anniversary and 40 percent on the ninth anniversary. No termination fee is payable after 10 years. Effective January 1, 1996, all employees of Bankers (except those employees working in the branch offices of Bankers) became employees of Conseco.

    ADVISORY AGREEMENTS. Bankers has agreements with Conseco Capital Management, Inc., a wholly owned subsidiary of Conseco ("CCM"), pursuant to which, subject to any directions of the respective Boards of Directors or officers, CCM supervises and directs the investment of their invested assets, except direct investments in real estate and real estate mortgage loans (collectively, the "Advisory Agreements"). For these services, CCM receives a quarterly fee equal to .05 percent (.20 percent annually) of the invested assets under its supervision. The Advisory Agreement between Bankers and CCM has an initial term which expires April 1, 2000, and thereafter will be automatically renewed on each anniversary date for an additional one-year term unless either party provides 90 days' written notice of termination to the other. During the nine months ended September 30, 1996, and the year ended December 31, 1995, Bankers paid $5.1 million and $6.4 million, respectively, to CCM under the Advisory Agreements.

    LOAN ORIGINATION AND SERVICING AGREEMENT. Bankers has a loan origination and servicing agreement (the "Loan Origination and Servicing Agreement") pursuant to which a subsidiary of Conseco; (i) services the mortgage loan portfolio of Bankers by collecting and remitting principal and interest, processing payments for taxes, insurance and maintenance, inspecting properties and giving certain notices; (ii) collects and remits rents and performs certain management services during any foreclosure or bankruptcy proceedings relating to subject properties, and thereafter so long as the property is owned; and (iii) solicits and processes loan applications in accordance with underwriting and other requirements specified by Bankers. The agreement provides for a fee of approximately .20 percent per annum of the average monthly unpaid principal balance of each mortgage and 5 percent of rents collected on properties in foreclosure or acquired, as well as certain commissions on loan applications accepted and funded and additional fees from borrowers of up to 1 percent of the loan balance upon closing of loans. During the nine months ended September 30, 1996, and the year ended December 31, 1995, Bankers paid approximately $0.2 million and $0.5 million, respectively, to the Conseco subsidiary under the Loan Origination and Servicing Agreement.

    On November 27, 1996, BLH borrowed $390 million from Conseco under a $400 million Intercompany Note (the "Intercompany Note") the proceeds of which were used to repay BLH's Senior Credit Facility. The Intercompany Note provides for interest at 75 basis points in excess of the London interbank offered rate for a one, two, three, six or twelve-month period (each, an "Interest Period"), as published in THE WALL STREET JOURNAL and as selected by BLH. Such rate is the same interest rate BLH was paying under its Credit Facility; however, BLH no longer has to pay a facility fee as was required under its Credit Facility. The Intercompany Note is due and payable in full on February 26, 2002 and interest is due and payable at the end of each Interest Period.

CONSECO'S REASONS FOR THE MERGER

    The Conseco Board of Directors approved the Merger by a unanimous vote at its August 1996 meeting. In reaching its decision, the Conseco Board considered information provided at the Board meeting, including, among other things, (1) information concerning the financial performance and condition, business operations and prospects of BLH, including an analysis of possible cost savings and synergies, and a qualitative overview of the individual business segments,
(2) the potential long-term and short-term effect of the transaction on Conseco's earnings per share, (3) the structure of the proposed transaction, (4) the terms of the Merger, (5) Conseco's intent to enter into the ATC Merger Agreement, the CAF Merger Agreement and complete the ALH Transaction and (6) the presentation and recommendation made by the management of Conseco.

    Conseco's purpose for the transaction is to acquire beneficial ownership of 100% of the equity of BLH. The transaction is structured as a merger because it ensures that Conseco will acquire beneficial ownership of 100% of the equity of BLH in a single transaction. Conseco's acquisition of the shares of BLH Common Stock owned by the holders of BLH Common Stock other than Conseco and its subsidiaries (the "Public Stockholders") will enable all of the shareholders of Conseco, including the Public Stockholders after the Merger, to realize the benefits and bear the risks of complete ownership of the insurance subsidiaries of BLH. Acquiring the BLH Common Stock held by the Public Stockholders will enable Conseco to realize cost savings by eliminating the holding company structure of BLH and the attendant costs of its being a public company. Conseco believes that the Public Stockholders will have a significantly enhanced opportunity to realize future appreciation in the value of their equity holding in BLH if that holding is exchanged for Conseco Common Stock in the Merger. The Merger will also provide BLH and Conseco with additional operating flexibility by eliminating conflicts between BLH and Conseco and increasing the opportunity for cross-selling products among BLH and other Conseco companies.

CERTAIN CONSEQUENCES OF THE MERGER

    As a result of the Merger, the holders of BLH Common Stock will become shareholders of Conseco, and thereby will continue to have an interest in BLH through Conseco. See "Comparison of Shareholders' Rights." Upon the consummation of the Merger, each outstanding share of BLH Common Stock (except for shares of BLH Common Stock held by CIHC, which were cancelled, and shares owned by stockholders who perfected their statutory appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration. Conseco has caused the additional shares of Conseco Common Stock to be issued pursuant to the Merger to be listed on the NYSE, and the NYSE has approved such shares for listing on the NYSE (subject to official notice of issuance). See "The Merger Stock Exchange Listing." As a result of the Merger and without giving effect to the proposed acquisitions of ATC, CAF and THI, the current Conseco shareholders
own   percent of the shares of Conseco Common Stock outstanding, and the
previous holders of BLH Common Stock will own, upon issuance,   percent of such
shares.

    As a result of the Merger, BLH no longer exists as a corporation and there is no public market for the BLH Common Stock. The BLH Common Stock has ceased to be quoted on the NYSE, the registration of the BLH Common Stock under the Exchange Act has been terminated and such stock no longer constitutes "margin securities" under the rules of the Board of Governors of the Federal Reserve System.

    The composition of Conseco's Board of Directors and management have not been affected by the Merger.

    Conseco currently expects to continue to operate BLH's businesses as they were operated prior to the Merger although Conseco intends to utilize products and services of BLH in connection with the marketing of products of all of Conseco's subsidiaries.

    See "The Merger--Terms of the Merger" for a description of the treatment of BLH Stock Options in the Merger. Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of BLH Stock Options assumed pursuant to the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Stephen C. Hilbert, Chairman of the Board of BLH, is also a director and the Chief Executive Officer of Conseco. Rollin M. Dick is a director and an executive officer of BLH and of Conseco. Ngaire E. Cuneo and Donald F. Gongaware are directors of BLH and directors and executive officers of Conseco.

CERTAIN LITIGATION

    Three putative class action lawsuits seeking unspecified money damages were filed in the Delaware Court of Chancery in August, 1996 by BLH stockholders against BLH, Conseco, and certain directors and officers of BLH and Conseco. These lawsuits allege breaches of fiduciary duties to the Public Stockholders pertaining to the Merger. The companies believe their actions and the actions of their directors and officers were in accordance with all applicable laws.

ACCOUNTING TREATMENT

    Conseco accounted for the Merger as a "purchase" in a "step acquisition transaction," as such terms are used under GAAP. Under this method of accounting, the cost of acquiring shares of BLH Common Stock pursuant to the Merger and the assumption of all outstanding BLH Stock Options has been determined by the value at the Effective Time of the Merger Consideration and the Conseco Common Stock (or cash) to be issued to holders of BLH Stock Options, plus the direct costs associated with the Merger. Conseco will allocate such cost in establishing new accounting and reporting bases for the underlying acquired assets and liabilities based on their estimated fair values at the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary description of the material United States federal income tax consequences of the Merger to BLH and the BLH stockholders. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers. In addition, no information is provided herein with respect to the tax consequences of the Merger either under applicable foreign, state or local laws or to persons who acquire BLH Common Stock pursuant to employee stock options or otherwise as compensation.

    The following discussion is based on the Code, as in effect on the date of this Prospectus, without consideration of the particular facts or circumstances of any particular holder of BLH Common Stock. BLH and Conseco have not sought and will not seek any rulings from the Internal Revenue Service with respect to any of the matters discussed herein.

    Assuming that the Merger has qualified for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, the material federal income tax consequences of the Merger for the BLH stockholders and BLH is as follows:

        (i) No gain or loss will be recognized by BLH stockholders upon their exchange of BLH Common Stock for Conseco Common Stock, except that any BLH stockholder who receives cash proceeds in lieu of a fractional share interest in Conseco Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the stockholder's tax basis in the fractional share interest, determined as provided below, and such gain or loss will constitute a capital gain or loss if such stockholder's BLH Common Stock was held as a capital asset at the Effective Time;

        (ii) The tax basis in the Conseco Common Stock (including any fractional share interest deemed received and exchanged for a cash payment) received by a BLH stockholder in exchange for BLH Common Stock will be the same as such stockholder's tax basis in the BLH Common Stock surrendered in exchange therefor;

       (iii) The holding period of the Conseco Common Stock (including any fractional share interest deemed received and exchanged for a cash payment) received by a BLH stockholder will include the period during which the BLH Common Stock surrendered in exchange therefor was held (provided that such BLH Common Stock was held by such BLH stockholder as a capital asset at the Effective Time); and

        (iv) No gain or loss will be recognized by BLH upon the transfer of its assets to Conseco pursuant to the Merger.

    THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER FOR BLH AND BLH STOCKHOLDERS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH BLH STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. ACCORDINGLY, EACH BLH STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

REGULATORY APPROVALS

    No federal or state regulatory approval was required in connection with the Merger.

STOCK EXCHANGE LISTING

    Conseco has caused the listing on the NYSE of the shares of Conseco Common Stock to be issued in connection with the Merger. The NYSE has approved such shares for listing on the NYSE (subject to official notice of issuance).

APPRAISAL RIGHTS

    Holders of BLH Common Stock are entitled to appraisal rights under Section 262 ("Section 262") of the DGCL in connection with the Merger, provided that they comply with the conditions established by Section 262. Holders of Conseco Common Stock are not entitled to appraisal rights under the Indiana Business Corporation Law (the "IBCL") in connection with the Merger. See "Comparison of Shareholders' Rights--Dissenters' Rights."

    The following discussion of the provisions of Section 262 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the text of Section 262, which is reproduced in full as Annex A to this Prospectus.

    Former stockholders who held BLH Common Stock on the Effective Time and who follow the procedures specified in Section 262 will be entitled to have their shares of BLH Common Stock appraised by the Delaware Court of Chancery (the "Court") and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectations of the Merger, as determined by the Court. The procedures set forth in Section 262 should be strictly complied with. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Section 262.

    Any stockholder entitled to appraisal rights may, after                 and
on or prior to                 , demand from CIHC the appraisal of any or all of
his or her shares of BLH Common Stock by delivering a written demand for an appraisal to Corporate Secretary, CIHC, Incorporated, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 stating the identity of the stockholder and that the stockholder intends by such notice to demand the appraisal of his or her shares. Demand is necessary if the stockholder is to perfect his or her appraisal rights.

    The written demand for appraisal must be made by or for the holder of record of BLH Common Stock registered in his or her name. Accordingly, such demand should be executed by or for such stockholder of record, fully and correctly, as such stockholder's name appears on his or her stock certificates. If the applicable shares of BLH Common Stock were owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity, and if the applicable shares of BLH Common Stock were owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner(s). If a stockholder held shares of BLH Common Stock through a broker who in turn held the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.

    A record owner may exercise appraisal rights with respect to all or less than all of the shares held of record. If the record owner desires to exercise appraisal rights as to a portion of his or her shares, the written demand should set forth the number of shares covered by it. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of BLH Common Stock standing in the name of such record owner.

    Within 120 days after the Effective Time, CIHC or any stockholder of BLH who has complied with the demand requirements and who is otherwise entitled to appraisal rights, may file a petition in the Court demanding a determination of the value of the BLH Common Stock of all former stockholders of BLH who have complied with the demand requirements and who are otherwise entitled to appraisal rights. Notwithstanding the foregoing, at any time within 60 days after the Effective Date, any stockholder has the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their BLH Common Stock. Holders of BLH Common Stock seeking to exercise appraisal rights should not assume that CIHC will file a petition with respect to the appraisal of the value of their BLH Common Stock or that CIHC will initiate any negotiations with respect to the "fair value" of such BLH Common Stock. Accordingly, such stockholders should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

    Within 120 days after the Effective Time, any stockholder who is entitled to and has perfected his or her appraisal rights will be entitled to receive upon written request from CIHC a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. This written statement must be mailed to the requesting stockholder within 10 days after his or her written request for such a statement is received by CIHC as the surviving corporation, or within 10 days after the expiration of the period for delivery of demands for appraisals, whichever is later.

    Upon the filing of a petition by a stockholder, service of a copy of such petition must be made upon CIHC as the surviving corporation. Within 20 days after such service, CIHC must file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by CIHC. If the petition is originally filed by CIHC, such petition must be accompanied by such duly verified list. After the filing of a petition for appraisal, the Register in Chancery, if ordered by the Court, must give notice of the time and place fixed for hearing by registered or certified mail to both CIHC and to the stockholders shown on the list at the addresses therein stated. This notice must also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof will be borne by CIHC.

    At the hearing on the petition, the Court will determine the stockholders who have complied with Section 262 and who have thus become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares to submit to the Register in Chancery their certificates that formerly represented CIHC Common Stock for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to the stockholder.

    If a petition for an appraisal is timely filed, after a hearing on such petition the Court will determine the stockholders entitled to appraisal rights and will appraise the value of the BLH Common Stock owned by such stockholders, determining the "fair value" thereof exclusive of any element of value arising from the accomplishment or expectation of the Merger. The Court will direct payment of the fair value of such shares of BLH Common Stock with a fair rate of interest, if any, on such fair value to stockholders entitled thereto upon surrender to CIHC of stock certificates. Upon application of a stockholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of BLH Common Stock entitled to appraisal.

    No representation is made as to the outcome of the appraisal of fair value as determined by the Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the value of the shares of Conseco Common Stock issued in the Merger. Moreover, CIHC reserved the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of
BLH Common Stock is less than the value of the     of a share of Conseco Common
Stock issued in respect thereof in the Merger. In determining the "fair value" of such shares of BLH Common Stock, the Court is required to take into account all relevant factors. Therefore, such determination could be based upon a number of considerations, including the market value of shares of BLH Common Stock and the asset value and earning capacity of BLH. In WEINBERGER V. UOP, INC., ET AL (decided February 1, 1983) the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court", should be considered in an appraisal proceeding. Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In WEINBERGER, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered".

    From and after the Effective Time, no stockholder who has demanded his or her appraisal rights will be entitled to vote Conseco Common Stock to which the stockholder would have been entitled had he or she chosen not to exercise appraisal rights, nor will he or she be entitled to payments of dividends or other distributions on the stock (except dividends or other distributions payable to BLH stockholders of record on a date that is prior to the Effective Time); provided, however, that if no petition for an appraisal has been filed within the time provided by Delaware law, or if such stockholder delivers to CIHC a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with written approval of CIHC (which CIHC reserves the right to give or withhold in its discretion), then the right of such stockholder to an appraisal will cease, and (upon surrender of certificates formerly representing BLH Common Stock together with a properly completed Letter of Transmittal) such stockholder will receive the shares of Conseco Common Stock into which such shares of BLH Common Stock were converted in the Merger. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon whatever terms the Court deems just.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO

    The unaudited pro forma consolidated statements of operations of Conseco for the year ended December 31, 1995, and for the nine months ended September 30, 1996, present the consolidated operating results of Conseco as if the following planned transactions had occurred on January 1, 1995: (i) the TOPrS Offering;
(ii) the TruPS Offering; (iii) the Merger; (iv) the THI Merger; (v) the CAF Merger; and (vi) the ATC Merger.

    The pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the TOPrS Offering" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (i) the Series D Call; (ii) the ALH Transaction; (iii) the LPG Merger; (iv) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of the borrowings under Conseco's existing $250.0 million revolving credit agreement); (v) the increase of Conseco's ownership in BLH to 90.4 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (vi) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (vii) the BLH Tender Offer; and (viii) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in: (i) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (ii) Conseco's Current Report on Form 8-K dated August 2, 1996; and (iii) Exhibit 99.1 included in Conseco's Current Report on Form 8-K dated April 10, 1996, each of which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

    The pro forma consolidated statement of operations data for Conseco for the nine months ended September 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the TOPrS Offering" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (i) the Series D Call;
(ii) the ALH Transaction; (iii) the LPG Merger; (iv) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (v) the BLH Tender Offer. Such pro forma adjustments are set forth in Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended September 30, 1996, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

    The unaudited pro forma consolidated balance sheet of Conseco as of September 30, 1996, gives effect to the following transactions as if each had occurred on September 30, 1996: (i) the TOPrS Offering; (ii) the TruPS Offering;
(iii) the Merger; (iv) the THI Merger; (v) the CAF Merger; and (vi) the ATC Merger.

    The pro forma consolidated financial statements are based on the historical financial statements of Conseco, LPG, THI, CAF and ATC and are qualified in their entirety by and should be read in conjunction with, these financial statements and the notes thereto. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

    The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the ALH Transaction, the Merger, the THI Merger, the CAF Merger and the ATC Merger using estimated values of the assets and liabilities of LPG, ALH, BLH, THI, CAF and ATC as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the ALH Transaction, the Merger, the THI Merger, the CAF Merger and the ATC Merger had occurred on the assumed merger dates.

                                    CONSECO

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                            PRO FORMA
                                             CONSECO     PRO FORMA                 PRO FORMA
                                             BEFORE     ADJUSTMENTS               ADJUSTMENTS    PRO FORMA
                                               THE      RELATING TO   PRO FORMA   RELATING TO     CONSECO
                                              TOPRS      THE TOPRS     CONSECO     THE TRUPS    BEFORE THE
                                            OFFERING     OFFERING     SUBTOTAL     OFFERING       MERGER
                                            ---------   -----------   ---------   -----------   -----------
Revenues:
  Insurance policy income.................  $1,349.0    $ --          $1,349.0    $ --           $1,349.0
  Investment activity:
    Net investment income.................   1,084.4                   1,084.4                    1,084.4
    Net trading losses....................      (6.5)                     (6.5)                      (6.5)
    Net realized gains....................      23.0                      23.0                       23.0
  Fee revenue.............................      29.7                      29.7                       29.7
  Restructuring income....................      30.4                      30.4                       30.4
  Other income............................      11.4                      11.4                       11.4
                                            ---------   -----------   ---------   -----------   -----------
      Total revenues......................   2,521.4      --           2,521.4      --            2,521.4
                                            ---------   -----------   ---------   -----------   -----------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................     957.2                     957.2                      957.2
  Interest expense on annuities and
    financial products....................     549.5                     549.5                      549.5
  Interest expense on notes payable.......     100.7       (12.9)(1)      87.8       (15.6)(6)       72.2
  Interest expense on investment
    borrowings............................      17.2                      17.2                       17.2
  Amortization related to operations......     242.9                     242.9                      242.9
  Amortization related to realized
    gains.................................      22.3                      22.3                       22.3
  Other operating costs and expenses......     243.5                     243.5                      243.5
                                            ---------   -----------   ---------   -----------   -----------
      Total benefits and expenses.........   2,133.3       (12.9)      2,120.4       (15.6)       2,104.8
                                            ---------   -----------   ---------   -----------   -----------
      Income (loss) before income taxes,
        minority interest and
        extraordinary charge..............     388.1        12.9         401.0        15.6          416.6
Income tax expense (benefit)..............     147.9         4.5(2)      152.4         5.4(7)       157.8
                                            ---------   -----------   ---------   -----------   -----------
      Income (loss) before minority
        interest and extraordinary
        charge............................     240.2         8.4         248.6        10.2          258.8
Minority interest in consolidated
 subsidiaries:
  Dividends on Company- obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......     --           12.3(3)       12.3        13.8(8)        26.1
  Dividends on preferred stock............       6.4                       6.4                        6.4
  Equity in earnings......................      13.9                      13.9                       13.9
                                            ---------   -----------   ---------   -----------   -----------
      Income (loss) before extraordinary
        charge............................  $  219.9    $   (3.9)     $  216.0    $   (3.6)      $  212.4
                                            ---------   -----------   ---------   -----------   -----------
                                            ---------   -----------   ---------   -----------   -----------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...      77.2                      77.2                       77.2
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------
    Income before extraordinary charge....  $   2.85                  $   2.80                   $   2.75
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------
  Fully diluted:
    Weighted average shares outstanding...      78.7                      78.7                       78.7
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------
    Income before extraordinary charge....  $   2.79                  $   2.74                   $   2.70
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------


                                             PRO FORMA
                                            ADJUSTMENTS
                                            RELATING TO   PRO FORMA FOR      THI
                                            THE MERGER     THE MERGER     HISTORICAL
                                            -----------   -------------   ----------
Revenues:
  Insurance policy income.................  $ --          $  1,349.0        $ 82.4
  Investment activity:
    Net investment income.................                   1,084.4          29.6
    Net trading losses....................                      (6.5)
    Net realized gains....................       (.2)(11)       22.8            .3
  Fee revenue.............................                      29.7
  Restructuring income....................                      30.4
  Other income............................                      11.4           1.4
                                            -----------   -------------   ----------
      Total revenues......................       (.2)        2,521.2         113.7
                                            -----------   -------------   ----------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................      (1.5)(11)      955.7          54.1
  Interest expense on annuities and
    financial products....................                     549.5
  Interest expense on notes payable.......                      72.2           6.8
  Interest expense on investment
    borrowings............................                      17.2
  Amortization related to operations......        (11) .4      243.3           6.2
  Amortization related to realized
    gains.................................       (.1)(11)       22.2
  Other operating costs and expenses......       1.6(11)       245.1          24.4
                                            -----------   -------------   ----------
      Total benefits and expenses.........             .4    2,105.2          91.5
                                            -----------   -------------   ----------
      Income (loss) before income taxes,
        minority interest and
        extraordinary charge..............       (.6)          416.0          22.2
Income tax expense (benefit)..............       (.1)(12)      157.7           7.8
                                            -----------   -------------   ----------
      Income (loss) before minority
        interest and extraordinary
        charge............................       (.5)          258.3          14.4
Minority interest in consolidated
 subsidiaries:
  Dividends on Company- obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......                      26.1
  Dividends on preferred stock............                       6.4
  Equity in earnings......................     (13.9)(13)    --
                                            -----------   -------------   ----------
      Income (loss) before extraordinary
        charge............................  $   13.4      $    225.8        $ 14.4
                                            -----------   -------------   ----------
                                            -----------   -------------   ----------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...       2.2(14)        79.4
                                            -----------   -------------
                                            -----------   -------------
    Income before extraordinary charge....                $   2.84
                                                          -------------
                                                          -------------
  Fully diluted:
    Weighted average shares outstanding...       2.2(14)        80.9
                                            -----------   -------------
                                            -----------   -------------
    Income before extraordinary charge....                $   2.79
                                                          -------------
                                                          -------------

                                           (CONTINUED ON THE PAGE WHICH FOLLOWS)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                            PRO FORMA                              PRO FORMA
                                            ADJUSTMENTS                           ADJUSTMENTS
                                             RELATING    PRO FORMA                 RELATING     PRO FORMA
                                              TO THE      CONSECO       CAF         TO THE       CONSECO
                                            THI MERGER   SUBTOTAL    HISTORICAL   CAF MERGER    SUBTOTAL
                                            ----------   ---------   ----------   -----------   ---------
Revenues:
  Insurance policy income.................  $--          $1,431.4      $219.9     $ --          $1,651.3
  Investment activity:
    Net investment income.................     (5.0)(17)  1,109.0        41.7         (2.6)(31)  1,148.1
    Net trading losses....................                   (6.5)                                  (6.5)
    Net realized gains....................      (.3)(17)     22.8         0.3         (0.3)(31)     22.8
  Fee revenue.............................                   29.7                                   29.7
  Restructuring income....................                   30.4                                   30.4
  Other income............................                   12.8                                   12.8
                                            -----        ---------   ----------   -----------   ---------
      Total revenues......................     (5.3)      2,629.6       261.9         (2.9)      2,888.6
                                            -----        ---------   ----------   -----------   ---------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................                1,009.8       124.4         (2.3)(32)  1,131.9
  Interest expense on annuities and
    financial products....................                  549.5                                  549.5
  Interest expense on notes payable.......     (6.8)(18)     73.1         1.6         (1.6)(33)    101.1
                                                 (18) .9                              28.0(34)
  Interest expense on investment
    borrowings............................                   17.2                                   17.2
  Amortization related to operations......     (6.2)(19)    253.6        17.5        (17.5)(35)    281.0
                                               10.3(19)                               23.0(35)
                                                                                       4.4(36)
  Amortization related to realized
    gains.................................                   22.2                                   22.2
  Other operating costs and expenses......                  269.5        58.7                      328.2
                                            -----        ---------   ----------   -----------   ---------
      Total benefits and expenses.........     (1.8)      2,194.9       202.2         34.0       2,431.1
                                            -----        ---------   ----------   -----------   ---------
      Income (loss) before income taxes,
        minority interest and
        extraordinary charge..............     (3.5)        434.7        59.7        (36.9)        457.5
Income tax expense (benefit)..............     (1.2)(20)    164.3        20.9        (11.4)(37)    173.8
                                            -----        ---------   ----------   -----------   ---------
      Income (loss) before minority
        interest and extraordinary
        charge............................     (2.3)        270.4        38.8        (25.5)        283.7
Minority interest in consolidated
 subsidiaries:
  Dividends on Company-obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......                   26.1                                   26.1
  Dividends on preferred stock............                    6.4                                    6.4
  Equity in earnings......................                  --                                     --
                                            -----        ---------   ----------   -----------   ---------
      Income (loss) before extraordinary
        charge............................  $  (2.3)     $  237.9      $ 38.8     $  (25.5)     $  251.2
                                            -----        ---------   ----------   -----------   ---------
                                            -----        ---------   ----------   -----------   ---------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...      4.5(21)      83.9                      2.1(38)      86.0
                                            -----        ---------                -----------   ---------
                                            -----        ---------                -----------   ---------
    Income before extraordinary charge....               $   2.84                               $   2.92
                                                         ---------                              ---------
                                                         ---------                              ---------
  Fully diluted:
    Weighted average shares outstanding...      4.5(21)      85.4                      2.1(38)      87.5
                                            -----        ---------                -----------   ---------
                                            -----        ---------                -----------   ---------
    Income before extraordinary charge....               $   2.79                               $   2.87
                                                         ---------                              ---------
                                                         ---------                              ---------

                                                                        PRO FORMA
                                                          PRO FORMA      FOR THE
                                                         ADJUSTMENTS      MERGER
                                                          RELATING      AND OTHER
                                               ATC         TO THE        PLANNED
                                            HISTORICAL   ATC MERGER    TRANSACTIONS
                                            ----------   -----------   ------------
Revenues:
  Insurance policy income.................    $283.3     $ --            $1,934.6
  Investment activity:
    Net investment income.................      33.2          1.1(50)     1,182.4
    Net trading losses....................                                   (6.5)
    Net realized gains....................       1.3          2.3(50)        26.4
  Fee revenue.............................                                   29.7
  Restructuring income....................                                   30.4
  Other income............................                                   12.8
                                            ----------   -----------   ------------
      Total revenues......................     317.8          3.4         3,209.8
                                            ----------   -----------   ------------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................     192.2                      1,324.1
  Interest expense on annuities and
    financial products....................                                  549.5
  Interest expense on notes payable.......       5.8          1.5(51)       104.7
                                                             (3.7)(52)
  Interest expense on investment
    borrowings............................                                   17.2
  Amortization related to operations......      16.4        (16.4)(53)      311.7
                                                             19.9(53)
                                                             10.8(54)
  Amortization related to realized
    gains.................................                                   22.2
  Other operating costs and expenses......      64.4                        392.6
                                            ----------   -----------   ------------
      Total benefits and expenses.........     278.8         12.1         2,722.0
                                            ----------   -----------   ------------
      Income (loss) before income taxes,
        minority interest and
        extraordinary charge..............      39.0         (8.7)          487.8
Income tax expense (benefit)..............      13.0           (55) .7      187.5
                                            ----------   -----------   ------------
      Income (loss) before minority
        interest and extraordinary
        charge............................      26.0         (9.4)          300.3
Minority interest in consolidated
 subsidiaries:
  Dividends on Company-obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......                                   26.1
  Dividends on preferred stock............                                    6.4
  Equity in earnings......................                                 --
                                            ----------   -----------   ------------
      Income (loss) before extraordinary
        charge............................    $ 26.0     $   (9.4)       $  267.8
                                            ----------   -----------   ------------
                                            ----------   -----------   ------------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...                   11.4(56)        97.4
                                                         -----------   ------------
                                                         -----------   ------------
    Income before extraordinary charge....                               $   2.75
                                                                       ------------
                                                                       ------------
  Fully diluted:
    Weighted average shares outstanding...                   15.8(56)       103.3
                                                         -----------   ------------
                                                         -----------   ------------
    Income before extraordinary charge....                               $   2.61
                                                                       ------------
                                                                       ------------

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                            PRO FORMA    PRO FORMA                 PRO FORMA
                                             CONSECO    ADJUSTMENTS               ADJUSTMENTS
                                             BEFORE      RELATING                  RELATING      PRO FORMA
                                               THE        TO THE      PRO FORMA     TO THE        CONSECO
                                              TOPRS        TOPRS       CONSECO       TRUPS      BEFORE THE
                                            OFFERING     OFFERING     SUBTOTAL     OFFERING       MERGER
                                            ---------   -----------   ---------   -----------   -----------
Revenues:
  Insurance policy income.................  $1,752.8    $--           $1,752.8    $ --           $1,752.8
  Investment activity:
    Net investment income.................   1,461.1                   1,461.1                    1,461.1
    Net trading income....................       2.5                       2.5                        2.5
    Net realized gains....................     220.3                     220.3                      220.3
  Fee revenue.............................      33.9                      33.9                       33.9
  Restructuring income....................      15.2                      15.2                       15.2
  Other income............................      12.6                      12.6                       12.6
                                            ---------   -----         ---------   -----------   -----------
      Total revenues......................   3,498.4     --            3,498.4      --            3,498.4
                                            ---------   -----         ---------   -----------   -----------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................   1,261.4                   1,261.4                    1,261.4
  Interest expense on annuities and
    financial products....................     758.5                     758.5                      758.5
  Interest expense on notes payable.......     143.5      (17.3)(1)      126.2       (20.9)(6)      105.3
  Interest expense on investment
    borrowings............................      30.2                      30.2                       30.2
  Amortization related to operations......     307.3                     307.3                      307.3
  Amortization related to realized
    gains.................................     144.4                     144.4                      144.4
  Loss on sale of long-term care
    business..............................     --                        --                        --
  Expenses of spin-off and related
    transactions..........................     --                        --                        --
  Other operating costs and expenses......     356.4                     356.4                      356.4
                                            ---------   -----         ---------   -----------   -----------
    Total benefits and expenses...........   3,001.7      (17.3)       2,984.4       (20.9)       2,963.5
                                            ---------   -----         ---------   -----------   -----------
    Income (loss) before income taxes,
      minority interest and extraordinary
      charge..............................     496.7       17.3          514.0        20.9          534.9
    Income tax expense (benefit)..........     192.3        6.1(2)       198.4         7.3(7)       205.7
                                            ---------   -----         ---------   -----------   -----------
      Income (loss) before minority
        interest and extraordinary
        charge............................     304.4       11.2          315.6        13.6          329.2
Minority interest in consolidated
 subsidiaries:
  Dividends on Company-obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......     --          16.4(3)        16.4        18.4(8)        34.8
  Dividends on preferred stock............       8.7                       8.7                        8.7
  Equity in earnings......................      12.6                      12.6                       12.6
                                            ---------   -----         ---------   -----------   -----------
      Income (loss) before extraordinary
        charge............................  $  283.1    $  (5.2)      $  277.9    $   (4.8)      $  273.1
                                            ---------   -----         ---------   -----------   -----------
                                            ---------   -----         ---------   -----------   -----------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...      75.7                      75.7                       75.7
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------
    Income before extraordinary charge....  $   3.74                  $   3.67                   $   3.61
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------
  Fully diluted:
    Weighted average shares outstanding...      76.0                      76.0                       76.0
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------
    Income before extraordinary charge....  $   3.72                  $   3.66                   $   3.59
                                            ---------                 ---------                 -----------
                                            ---------                 ---------                 -----------


                                             PRO FORMA
                                            ADJUSTMENTS
                                             RELATING      PRO FORMA
                                              TO THE        FOR THE        THI
                                              MERGER        MERGER      HISTORICAL
                                            -----------   -----------   ----------
Revenues:
  Insurance policy income.................  $    (.3)(11)  $1,752.5      $  190.2
  Investment activity:
    Net investment income.................       (.1)(11)   1,461.0          49.7
    Net trading income....................                      2.5
    Net realized gains....................       (.4)(11)     219.9           6.7
  Fee revenue.............................                     33.9
  Restructuring income....................                     15.2
  Other income............................       (.1)(11)      12.5
                                            -----------   -----------   ----------
      Total revenues......................       (.9)       3,497.5         246.6
                                            -----------   -----------   ----------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................      (1.7)(11)   1,259.7         131.9
  Interest expense on annuities and
    financial products....................        (11) .3     758.8
  Interest expense on notes payable.......       (.4)(11)     104.9           2.3
  Interest expense on investment
    borrowings............................                     30.2
  Amortization related to operations......      (2.8)(11)     304.5          24.5
  Amortization related to realized
    gains.................................       (.6)(11)     143.8
  Loss on sale of long-term care
    business..............................                   --              68.5
  Expenses of spin-off and related
    transactions..........................                   --               2.2
  Other operating costs and expenses......       5.9(11)      362.3          58.3
                                            -----------   -----------   ----------
    Total benefits and expenses...........             .7   2,964.2         287.7
                                            -----------   -----------   ----------
    Income (loss) before income taxes,
      minority interest and extraordinary
      charge..............................      (1.6)         533.3         (41.1)
    Income tax expense (benefit)..........       (.6)(12)     205.1         (14.3)
                                            -----------   -----------   ----------
      Income (loss) before minority
        interest and extraordinary
        charge............................      (1.0)         328.2         (26.8)
Minority interest in consolidated
 subsidiaries:
  Dividends on Company-obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......                     34.8
  Dividends on preferred stock............                      8.7
  Equity in earnings......................     (12.6)(13)    --
                                            -----------   -----------   ----------
      Income (loss) before extraordinary
        charge............................  $   11.6       $  284.7      $  (26.8)
                                            -----------   -----------   ----------
                                            -----------   -----------   ----------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...       2.2(14)       77.9
                                            -----------   -----------
                                            -----------   -----------
    Income before extraordinary charge....                 $   3.65
                                                          -----------
                                                          -----------
  Fully diluted:
    Weighted average shares outstanding...       2.2(14)       78.2
                                            -----------   -----------
                                            -----------   -----------
    Income before extraordinary charge....                 $   3.64
                                                          -----------
                                                          -----------

                                           (CONTINUED ON THE PAGE WHICH FOLLOWS)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                             PRO FORMA                              PRO FORMA
                                            ADJUSTMENTS                            ADJUSTMENTS
                                            RELATING TO   PRO FORMA                RELATING TO   PRO FORMA
                                              THE THI      CONSECO       CAF         THE CAF      CONSECO
                                              MERGER      SUBTOTAL    HISTORICAL     MERGER      SUBTOTAL
                                            -----------   ---------   ----------   -----------   ---------
Revenues:
  Insurance policy income.................    $ --        $1,942.7      $282.1       $ --        $2,224.8
  Investment activity:
    Net investment income.................      (6.9)(17)  1,503.8        48.6         (3.4)(31)  1,549.0
    Net trading income....................                     2.5                                    2.5
    Net realized gains....................      (6.7)(17)    219.9                     (0.1)(31)    219.8
  Fee revenue.............................                    33.9                                   33.9
  Restructuring income....................                    15.2                                   15.2
  Other income............................                    12.5         0.1                       12.6
                                            -----------   ---------   ----------   -----------   ---------
      Total revenues......................     (13.6)      3,730.5       330.8         (3.5)      4,057.8
                                            -----------   ---------   ----------   -----------   ---------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................                 1,391.6       155.3         (3.0)(32)  1,543.9
  Interest expense on annuities and
    financial products....................                   758.8                                  758.8
  Interest expense on notes payable.......      (2.3)(18)    106.1         2.4         (2.4)(33)    143.5
                                                 1.2(18)                               37.4(34)
  Interest expense on investment
    borrowings............................                    30.2                                   30.2
  Amortization related to operations......     (24.5)(19)    320.4        21.5        (21.5)(35)    358.2
                                                15.9(19)                               32.0(35)
                                                                                        5.8(36)
  Amortization related to realized
    gains.................................                   143.8                                  143.8
  Loss on sale of long-term care
    business..............................     (68.5)(22)    --                                     --
  Expenses of spin-off and related
    transactions..........................      (2.2)(22)    --                                     --
  Other operating costs and expenses......                   420.6        80.0                      500.6
                                            -----------   ---------   ----------   -----------   ---------
      Total benefits and expenses.........     (80.4)      3,171.5       259.2         48.3       3,479.0
                                            -----------   ---------   ----------   -----------   ---------
      Income (loss) before income taxes,
        minority interest and
        extraordinary charge..............      66.8         559.0        71.6        (51.8)        578.8
Income tax expense (benefit)..............      22.7(20)     213.5        25.6        (16.1)(37)    223.0
                                            -----------   ---------   ----------   -----------   ---------
      Income (loss) before minority
        interest and extraordinary
        charge............................      44.1         345.5        46.0        (35.7)        355.8
Minority interest in consolidated
 subsidiaries:
  Dividends on Company-obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......                    34.8                                   34.8
  Dividends on preferred stock............                     8.7                                    8.7
  Equity in earnings......................                   --                                     --
                                            -----------   ---------   ----------   -----------   ---------
      Income (loss) before extraordinary
        charge............................  $   44.1      $  302.0      $ 46.0     $  (35.7)     $  312.3
                                            -----------   ---------   ----------   -----------   ---------
                                            -----------   ---------   ----------   -----------   ---------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...       4.5(21)      82.4                      2.1(38)      84.5
                                            -----------   ---------                -----------   ---------
                                            -----------   ---------                -----------   ---------
    Income before extraordinary charge....                $   3.66                               $   3.70
                                                          ---------                              ---------
                                                          ---------                              ---------
  Fully diluted:
    Weighted average shares outstanding...       4.5(21)      82.7                      2.1(38)      84.8
                                            -----------   ---------                -----------   ---------
                                            -----------   ---------                -----------   ---------
    Income before extraordinary charge....                $   3.65                               $   3.68
                                                          ---------                              ---------
                                                          ---------                              ---------

                                                          PRO FORMA     PRO FORMA FOR
                                                         ADJUSTMENTS     THE MERGER
                                                         RELATING TO      AND OTHER
                                               ATC         THE ATC         PLANNED
                                            HISTORICAL     MERGER       TRANSACTIONS
                                            ----------   -----------   ---------------
Revenues:
  Insurance policy income.................  $  273.9       $ --           $2,498.7
  Investment activity:
    Net investment income.................      23.2          1.8(50)      1,574.0
    Net trading income....................                                     2.5
    Net realized gains....................            .2      2.0(50)        222.0
  Fee revenue.............................                                    33.9
  Restructuring income....................                                    15.2
  Other income............................                                    12.6
                                            ----------   -----------   ---------------
      Total revenues......................     297.3          3.8          4,358.9
                                            ----------   -----------   ---------------
Benefits and expenses:
  Insurance policy benefits and change in
    future policy benefits................     172.9                       1,716.8
  Interest expense on annuities and
    financial products....................                                   758.8
  Interest expense on notes payable.......       3.3          1.9(51)        145.5
                                                             (3.2)(52)
  Interest expense on investment
    borrowings............................                                    30.2
  Amortization related to operations......      22.7        (22.7)(53)       396.1
                                                             23.5(53)
                                                             14.4(54)
  Amortization related to realized
    gains.................................                                   143.8
  Loss on sale of long-term care
    business..............................                                 --
  Expenses of spin-off and related
    transactions..........................                                 --
  Other operating costs and expenses......      63.7                         564.3
                                            ----------   -----------   ---------------
      Total benefits and expenses.........     262.6         13.9          3,755.5
                                            ----------   -----------   ---------------
      Income (loss) before income taxes,
        minority interest and
        extraordinary charge..............      34.7        (10.1)           603.4
Income tax expense (benefit)..............      11.0          1.5(55)        235.5
                                            ----------   -----------   ---------------
      Income (loss) before minority
        interest and extraordinary
        charge............................      23.7        (11.6)           367.9
Minority interest in consolidated
 subsidiaries:
  Dividends on Company-obligated
    mandatorily redeemable preferred
    securities of subsidiary trusts.......                                    34.8
  Dividends on preferred stock............                                     8.7
  Equity in earnings......................                                 --
                                            ----------   -----------   ---------------
      Income (loss) before extraordinary
        charge............................  $   23.7     $  (11.6)        $  324.4
                                            ----------   -----------   ---------------
                                            ----------   -----------   ---------------
Earnings per common share and common
 equivalent share:
  Primary:
    Weighted average shares outstanding...                   11.4(56)         95.9
                                                         -----------   ---------------
                                                         -----------   ---------------
    Income before extraordinary charge....                                $   3.38
                                                                       ---------------
                                                                       ---------------
  Fully diluted:
    Weighted average shares outstanding...                   15.8(56)        100.6
                                                         -----------   ---------------
                                                         -----------   ---------------
    Income before extraordinary charge....                                $   3.22
                                                                       ---------------
                                                                       ---------------

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                            PRO FORMA                  PRO FORMA
                                                           ADJUSTMENTS                ADJUSTMENTS    PRO FORMA
                                                           RELATING TO     PRO FORMA  RELATING TO     CONSECO
                                            CONSECO AS      THE TOPRS       CONSECO    THE TRUPS    BEFORE THE
                                             REPORTED        OFFERING      SUBTOTAL    OFFERING       MERGER
                                            -----------   --------------   ---------  -----------   -----------
Assets
  Investments:
    Actively managed fixed maturity
      securities at fair value............   $15,959.8     $    --         $15,959.8  $    --        $15,959.8
    Held-to-maturity fixed maturity
      securities..........................      --                            --                        --
    Equity securities at fair value.......       104.2                        104.2                      104.2
    Mortgage loans........................       372.5                        372.5                      372.5
    Credit-tenant loans...................       393.8                        393.8                      393.8
    Policy loans..........................       526.0                        526.0                      526.0
    Other invested assets.................       211.0                        211.0                      211.0
    Short-term investments................       212.3         265.5(4)       212.3       321.3(9)       212.3
                                                              (265.5)(4)                 (321.3)(9)
    Assets held in separate accounts......       300.4                        300.4                      300.4
                                            -----------    -------         ---------  -----------   -----------
      Total investments...................    18,080.0       --            18,080.0     --            18,080.0
  Accrued investment income...............       276.7                        276.7                      276.7
  Cost of policies purchased..............     1,847.1                      1,847.1                    1,847.1
  Cost of policies produced...............       541.0                        541.0                      541.0
  Reinsurance receivables.................       400.6                        400.6                      400.6
  Income taxes............................       138.9                        138.9                      138.9
  Goodwill................................     1,524.7                      1,524.7                    1,524.7
  Property and equipment..................       105.9                        105.9                      105.9
  Securities segregated for future
    redemption of redeemable preferred
    stock of a subsidiary.................        45.0                         45.0                       45.0
  Other assets............................       216.1                        216.1                      216.1
                                            -----------    -------         ---------  -----------   -----------
      Total assets........................   $23,176.0     $    --         $23,176.0  $    --        $23,176.0
                                            -----------    -------         ---------  -----------   -----------
                                            -----------    -------         ---------  -----------   -----------


                                              PRO FORMA
                                             ADJUSTMENTS      PRO FORMA
                                             RELATING TO       FOR THE        THI
                                              THE MERGER       MERGER      HISTORICAL
                                            --------------   -----------   ----------
Assets
  Investments:
    Actively managed fixed maturity
      securities at fair value............  $      --         $15,959.8      $483.0
    Held-to-maturity fixed maturity
      securities..........................                       --           --
    Equity securities at fair value.......                        104.2         1.1
    Mortgage loans........................                        372.5         8.3
    Credit-tenant loans...................                        393.8
    Policy loans..........................                        526.0        16.9
    Other invested assets.................                        211.0         6.5
    Short-term investments................                        212.3        34.6

    Assets held in separate accounts......                        300.4
                                            --------------   -----------   ----------
      Total investments...................     --              18,080.0       550.4
  Accrued investment income...............                        276.7         5.7
  Cost of policies purchased..............         65.9(11)     1,913.0        10.8
  Cost of policies produced...............        (50.7)(11)      490.3        28.4
  Reinsurance receivables.................                        400.6       328.6
  Income taxes............................         (5.3)(12)      133.6
  Goodwill................................         57.3(11)     1,582.0
  Property and equipment..................                        105.9          .7
  Securities segregated for future
    redemption of redeemable preferred
    stock of a subsidiary.................                         45.0
  Other assets............................                        216.1        17.3
                                            --------------   -----------   ----------
      Total assets........................  $      67.2       $23,243.2      $941.9
                                            --------------   -----------   ----------
                                            --------------   -----------   ----------

                                           (CONTINUED ON THE PAGE WHICH FOLLOWS)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                               SEPTEMBER 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                             PRO FORMA
                                            ADJUSTMENTS                                PRO FORMA
                                            RELATING TO    PRO FORMA                  ADJUSTMENTS     PRO FORMA
                                              THE THI       CONSECO       CAF       RELATING TO THE    CONSECO
                                               MERGER       SUBTOTAL   HISTORICAL     CAF MERGER      SUBTOTAL
                                            ------------   ----------  ----------   ---------------   ---------
Assets
  Investments:
    Actively managed fixed maturity
      securities at fair value............  $   (83.9)(23) $16,358.9    $  308.5     $   358.3(39)    $17,119.9
                                                                                          94.2(40)
    Held-to-maturity fixed maturity
      securities..........................                        --       358.3        (358.3)(39)         --
    Equity securities at fair value.......                     105.3        10.2                         115.5
    Mortgage loans........................                     380.8                                     380.8
    Credit-tenant loans...................                     393.8                                     393.8
    Policy loans..........................                     542.9                                     542.9
    Other invested assets.................                     217.5                                     217.5
    Short-term investments................       83.9(23)      246.9        29.4        (538.0)(41)      276.3
                                                 18.5(24)                                (26.0)(41)
                                                (18.5)(24)                               (29.0)(41)
                                                (58.3)(24)                               593.0(42)
                                                (25.6)(24)
    Assets held in separate accounts......                     300.4                                     300.4
                                            ------------   ----------  ----------    -------          ---------
      Total investments...................      (83.9)      18,546.5       706.4          94.2        19,347.1
  Accrued investment income...............                     282.4         6.9                         289.3
  Cost of policies purchased..............      112.8(25)    2,025.8                     492.2(43)     2,518.0
                                                (10.8)(25)
  Cost of policies produced...............      (28.4)(26)     490.3       271.3        (271.3)(44)      490.3
  Reinsurance receivables.................     (260.0)(28)     469.2                                     469.2
  Income taxes............................      (25.8)(27)      90.3                     (79.3)(45)         --
                                                (17.5)(27)                               (11.0)(45)
  Goodwill................................                   1,582.0                     227.7(46)     1,809.7
  Property and equipment..................                     106.6         4.4                         111.0
  Securities segregated for future
    redemption of redeemable preferred
    stock of a subsidiary.................                      45.0                                      45.0
  Other assets............................                     233.4        28.9                         262.3
                                            ------------   ----------  ----------    -------          ---------
    Total assets..........................  $  (313.6)     $23,871.5    $1,017.9     $   452.5        $25,341.9
                                            ------------   ----------  ----------    -------          ---------
                                            ------------   ----------  ----------    -------          ---------

                                                                            PRO FORMA
                                                                             FOR THE
                                                            PRO FORMA       MERGER AND
                                                           ADJUSTMENTS        OTHER
                                               ATC       RELATING TO THE     PLANNED
                                            HISTORICAL     ATC MERGER      TRANSACTIONS
                                            ----------   ---------------   ------------
Assets
  Investments:
    Actively managed fixed maturity
      securities at fair value............    $689.7      $    --           $17,809.6

    Held-to-maturity fixed maturity
      securities..........................                                         --
    Equity securities at fair value.......                                      115.5
    Mortgage loans........................        .4                            381.2
    Credit-tenant loans...................                                      393.8
    Policy loans..........................                                      542.9
    Other invested assets.................                                      217.5
    Short-term investments................      12.2          (30.4)(57)        288.5
                                                               30.4(58)

    Assets held in separate accounts......                                      300.4
                                            ----------    -------          ------------
      Total investments...................     702.3           --            20,049.4
  Accrued investment income...............       7.7                            297.0
  Cost of policies purchased..............      10.9          268.8(59)       2,786.8
                                                              (10.9)(59)
  Cost of policies produced...............     168.7         (168.7)(60)        490.3
  Reinsurance receivables.................                                      469.2
  Income taxes............................                                         --

  Goodwill................................                    562.8(62)       2,372.5
  Property and equipment..................       3.9                            114.9
  Securities segregated for future
    redemption of redeemable preferred
    stock of a subsidiary.................                                       45.0
  Other assets............................      14.1                            276.4
                                            ----------    -------          ------------
    Total assets..........................    $907.6      $   652.0         $26,901.5
                                            ----------    -------          ------------
                                            ----------    -------          ------------

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                               SEPTEMBER 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                            PRO FORMA                  PRO FORMA
                                                           ADJUSTMENTS                ADJUSTMENTS     PRO FORMA
                                                           RELATING TO     PRO FORMA  RELATING TO      CONSECO
                                            CONSECO AS      THE TOPRS       CONSECO    THE TRUPS     BEFORE THE
                                             REPORTED        OFFERING      SUBTOTAL     OFFERING       MERGER
                                            -----------   --------------   ---------  ------------   -----------
Liabilities:
  Insurance liabilities...................   $18,150.7     $    --         $18,150.7  $    --         $18,150.7
  Income tax liabilities..................      --                            --                         --
  Investment borrowings...................       539.4                        539.4                       539.4
  Other liabilities.......................       482.0                        482.0                       482.0
  Liabilities related to separate
    accounts..............................       300.1                        300.1                       300.1
  Notes payable of Conseco................     1,169.0        (265.5)(4)      903.5      (321.3)(9)       582.2
  Notes payable of Bankers Life Holding
    Corporation, not direct obligations of
    Conseco...............................       418.1                        418.1                       418.1
  Notes payable of American Life Holdings,
    Inc., not direct obligations of
    Conseco...............................        13.0                         13.0                        13.0
                                            -----------    -------         ---------  ------------   -----------
      Total liabilities...................    21,072.3        (265.5)      20,806.8      (321.3)       20,485.5
                                            -----------    -------         ---------  ------------   -----------
Minority interest in consolidated
 subsidiaries:
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary
    trusts................................      --             275.0(5)       275.0       325.0(10)       600.0
  Preferred stock.........................        92.5                         92.5                        92.5
  Common stock............................        55.3                         55.3                        55.3
                                            -----------    -------         ---------  ------------   -----------
Shareholders' equity:
  Preferred stock.........................       267.1                        267.1                       267.1
  Common stock and additional paid-in
    capital...............................     1,054.5          (9.5)(5)    1,045.0        (3.7)(10)    1,041.3
  Unrealized appreciation (depreciation)
    of securities.........................       (47.0)                       (47.0 )                     (47.0)
  Retained earnings.......................       681.3                        681.3                       681.3
                                            -----------    -------         ---------  ------------   -----------
      Total shareholders' equity..........     1,955.9          (9.5)       1,946.4        (3.7)        1,942.7
                                            -----------    -------         ---------  ------------   -----------
      Total liabilities and shareholders'
        equity............................   $23,176.0     $    --         $23,176.0  $    --         $23,176.0
                                            -----------    -------         ---------  ------------   -----------
                                            -----------    -------         ---------  ------------   -----------


                                             PRO FORMA
                                            ADJUSTMENTS     PRO FORMA
                                            RELATING TO      FOR THE        THI
                                             THE MERGER      MERGER      HISTORICAL
                                            ------------   -----------   ----------
Liabilities:
  Insurance liabilities...................  $    --         $18,150.7      $623.4
  Income tax liabilities..................                     --            17.5
  Investment borrowings...................                      539.4
  Other liabilities.......................                      482.0        18.5
  Liabilities related to separate
    accounts..............................                      300.1
  Notes payable of Conseco................      418.1(15)     1,000.3       108.3
  Notes payable of Bankers Life Holding
    Corporation, not direct obligations of
    Conseco...............................     (418.1)(15)     --
  Notes payable of American Life Holdings,
    Inc., not direct obligations of
    Conseco...............................                       13.0
                                            ------------   -----------   ----------
      Total liabilities...................    --             20,485.5       767.7
                                            ------------   -----------   ----------
Minority interest in consolidated
 subsidiaries:
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary
    trusts................................                      600.0
  Preferred stock.........................                       92.5
  Common stock............................      (55.3)(13)     --
                                            ------------   -----------   ----------
Shareholders' equity:
  Preferred stock.........................                      267.1        22.8
  Common stock and additional paid-in
    capital...............................      122.5(16)     1,163.8       169.7
  Unrealized appreciation (depreciation)
    of securities.........................                      (47.0)        4.7
  Retained earnings.......................                      681.3       (23.0)
                                            ------------   -----------   ----------
      Total shareholders' equity..........      122.5         2,065.2       174.2
                                            ------------   -----------   ----------
      Total liabilities and shareholders'
        equity............................  $    67.2       $23,243.2      $941.9
                                            ------------   -----------   ----------
                                            ------------   -----------   ----------

                                           (CONTINUED ON THE PAGE WHICH FOLLOWS)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

                               SEPTEMBER 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                             PRO FORMA                              PRO FORMA
                                            ADJUSTMENTS                            ADJUSTMENTS
                                            RELATING TO    PRO FORMA               RELATING TO    PRO FORMA
                                              THE THI       CONSECO      CAF         THE CAF       CONSECO
                                               MERGER      SUBTOTAL   HISTORICAL      MERGER      SUBTOTAL
                                            ------------   ---------  ----------   ------------   ---------
Liabilities:
  Insurance liabilities...................  $  (260.0)(28) $18,514.1   $  611.4    $    88.4(47)  $19,213.9
  Income tax liabilities..................      (17.5)(27)    --           52.2        (11.0)(45)     41.2
  Investment borrowings...................                    539.4                                  539.4
  Other liabilities.......................                    500.5        20.7                      521.2
  Liabilities related to separate
    accounts..............................                    300.1                                  300.1
  Notes payable of Conseco................      (58.3)(29)  1,018.8        29.0        (29.0)(48)  1,611.8
                                                (50.0)(29)                             593.0(42)
                                                 18.5(29)
  Notes payable of Bankers Life Holding
    Corporation, not direct obligations of
    Conseco...............................                    --                                     --
  Notes payable of American Life Holdings,
    Inc., not direct obligations of
    Conseco...............................                     13.0                                   13.0
                                            ------------   ---------  ----------   ------------   ---------
      Total liabilities...................     (367.3)     20,885.9       713.3        641.4      22,240.6
                                            ------------   ---------  ----------   ------------   ---------
Minority interest in consolidated
 subsidiaries:
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary
    trusts................................                    600.0                                  600.0
  Preferred stock.........................                     92.5                                   92.5
  Common stock............................                    --                                     --
                                            ------------   ---------  ----------   ------------   ---------
Shareholders' equity:
  Preferred stock.........................      (22.8)(30)    267.1                                  267.1
  Common stock and additional paid-in
    capital...............................     (169.7)(30)  1,391.7        35.5        (35.5)(49)  1,507.4
                                                121.7(30)                              115.7(49)
                                                106.2(30)
  Unrealized appreciation (depreciation)
    of securities.........................       (4.7)(30)    (47.0 )      (1.8)         1.8(49)     (47.0)
  Retained earnings.......................       23.0(30)     681.3       270.9       (270.9)(49)    681.3
                                            ------------   ---------  ----------   ------------   ---------
      Total shareholders' equity..........       53.7       2,293.1       304.6       (188.9)      2,408.8
                                            ------------   ---------  ----------   ------------   ---------
      Total liabilities and shareholders'
        equity............................  $  (313.6)     $23,871.5   $1,017.9    $   452.5      $25,341.9
                                            ------------   ---------  ----------   ------------   ---------
                                            ------------   ---------  ----------   ------------   ---------

                                                          PRO FORMA      PRO FORMA FOR
                                                         ADJUSTMENTS      THE MERGER
                                                         RELATING TO       AND OTHER
                                               ATC         THE ATC          PLANNED
                                            HISTORICAL      MERGER       TRANSACTIONS
                                            ----------   ------------   ---------------
Liabilities:
  Insurance liabilities...................    $586.3     $    --           $19,800.2
  Income tax liabilities..................      26.2          27.1(61)          94.5
  Investment borrowings...................                                     539.4
  Other liabilities.......................      10.9          11.3(63)         543.4
  Liabilities related to separate
    accounts..............................                                     300.1
  Notes payable of Conseco................     102.9          30.4(58)       1,880.8
                                                             135.7(63)

  Notes payable of Bankers Life Holding
    Corporation, not direct obligations of
    Conseco...............................                                   --
  Notes payable of American Life Holdings,
    Inc., not direct obligations of
    Conseco...............................                                      13.0
                                            ----------   ------------   ---------------
      Total liabilities...................     726.3         204.5          23,171.4
                                            ----------   ------------   ---------------
Minority interest in consolidated
 subsidiaries:
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary
    trusts................................                                     600.0
  Preferred stock.........................                                      92.5
  Common stock............................                                   --
                                            ----------   ------------   ---------------
Shareholders' equity:
  Preferred stock.........................                                     267.1
  Common stock and additional paid-in
    capital...............................      64.4         (64.4)(64)      2,136.2
                                                             628.8(64)

  Unrealized appreciation (depreciation)
    of securities.........................     (10.3)         10.3(64)         (47.0)
  Retained earnings.......................     127.2        (127.2)(64)        681.3
                                            ----------   ------------   ---------------
      Total shareholders' equity..........     181.3         447.5           3,037.6
                                            ----------   ------------   ---------------
      Total liabilities and shareholders'
        equity............................    $907.6     $   652.0         $26,901.5
                                            ----------   ------------   ---------------
                                            ----------   ------------   ---------------

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

PRO FORMA ADJUSTMENTS

TRANSACTIONS RELATING TO THE COMPLETED TOPRS OFFERING

    On November 19, 1996, a subsidiary trust of Conseco issued TOPrS having an aggregate liquidation amount of $275 million and a distribution rate of 9.16 percent. The subsidiary used the proceeds from the sale of such securities to purchase subordinated deferrable interest debentures of Conseco in an aggregate principal amount equivalent to the aggregate liquidation amount of the TOPrS that were issued. The subordinated deferrable interest debentures bear interest at a rate of 9.16 percent. Conseco used the proceeds from the sale of the subordinated deferrable interest debentures to reduce its notes payable.

    (1) Interest expense is reduced to reflect the repayment of $265.5 million aggregate principal amount of Conseco's notes payable.
       A change in interest rates of .5 percent on Conseco's notes payable repaid from the TOPrS Offering would result in: (i) a decrease (or increase) in pro forma interest expense of $1.3 million and $1.0 million for the year ended December 31, 1995, and the nine months ended September 30, 1996, respectively; and (ii) an increase (or decrease) in pro forma net income of $.9 million and $.6 million for the same respective periods.

    (2) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

    (3) Minority interest is adjusted to reflect the distribution (net of the related tax benefit) on the TOPrS.

    (4) Notes payable are reduced to reflect the repayment of $265.5 million aggregate principal amount of Conseco's notes payable using the net proceeds from the TOPrS Offering.

    (5) Conseco's minority interest in consolidated subsidiaries is increased by the aggregate liquidation amount of the TOPrS. Issuance and other transaction costs related to the TOPrS Offering are charged to paid-in capital.

TRANSACTIONS RELATING TO THE COMPLETED TRUPS OFFERING

    On November 27, 1996, another subsidiary trust of Conseco issued TruPS having an aggregate liquidation amount of $325 million and a distribution rate of 8.70 percent. The subsidiary used the proceeds from the sale of such securities to purchase the subordinated deferrable interest debentures of Conseco in an aggregate principal amount equivalent to the aggregate liquidation amount of the TruPS that were issued. The subordinated deferrable interest debentures bear interest at a rate of 8.70 percent. Conseco used the proceeds from the sale of the subordinated deferrable interest debentures to reduce its notes payable.

    (6) Interest expense is reduced to reflect the repayment of $321.3 million aggregate principal amount of Conseco's notes payable.
       A change in interest rates of .5 percent on Conseco's notes payable from the TruPS Offering would result in: (i) a decrease (or increase) in pro forma interest expense of $1.6 million and $1.2 million for the year ended December 31, 1995, and the nine months ended September 30, 1996, respectively; and (ii) an increase (or decrease) in pro forma net income of $1.0 million and $.8 million for the same respective periods.

    (7) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    (8) Minority interest is adjusted to reflect the distributions (net of the related tax benefit) on the TruPS.

    (9) Notes payable are reduced to reflect the repayment of $321.3 million aggregate principal amount of Conseco's notes payable using the net proceeds from the TruPS Offering.

    (10) Conseco's minority interest in consolidated subsidiaries is increased by the aggregate liquidation amount of the TruPS. Issuance and other transaction costs related to the TruPS Offering are charged to paid-in capital.

TRANSACTIONS RELATING TO THE MERGER

    Conseco has proposed to acquire all of the common stock of BLH, not currently owned by Conseco. In the Merger, each share of BLH Common Stock would be converted into the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to closing (it is assumed that such price per share of Conseco Common Stock will be $55.00, resulting in an exchange ratio of .45455 shares valued at $25.00). Conseco will issue an assumed 2.2 million shares of Conseco Common Stock with a value of approximately $122.5 million.

    The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (i) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (ii) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (iii) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (iv) the portion of BLH's net assets acquired in the Merger is valued at the assumed dates of acquisition.

    Adjustments to give effect to the Merger are summarized below:

    (11) As described above, the Merger is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the Merger was completed on the assumed dates of acquisition.

    (12) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

    (13) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

    (14) Common shares outstanding are increased to reflect the shares of Conseco Common Stock issued in the acquisition of additional shares of BLH Common Stock.

    (15) Notes payable of BLH are reclassified as notes payable of Conseco, since BLH is now wholly owned by Conseco.

    (16) Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the acquisition of additional shares of BLH Common Stock.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

TRANSACTIONS RELATING TO THE THI MERGER

    The THI Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire THI will be allocated to the assets and liabilities acquired based on their fair values as of the date of the THI Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the THI Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the contemplated transaction. In the THI Merger, each outstanding share of THI common stock (or its equivalent) is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on the price of Conseco Common Stock prior to its closing (it is assumed such average price per share of Conseco Common Stock will be $55.00, resulting in an exchange ratio of 1.4 shares). Conseco will issue an assumed 2.4 million shares of Conseco Common Stock with a value of approximately $121.7 million to acquire the THI common stock (or equivalents). Pursuant to an exchange offer (the "Exchange Offer"), it is assumed all of THI's Subordinated Convertible Notes (the "THI Convertible Notes") will be exchanged for shares of Conseco Common Stock based on the price of Conseco Common Stock prior to the THI Merger (such fully converted value being the same as the THI Convertible Notes) plus a cash premium. Using the same assumption that each share of THI will be convertible into 1.4 shares of Conseco Common Stock, in aggregate, the THI Convertible Notes will be convertible into
2.1 million shares of Conseco Common Stock with a value of approximately $106.2 million. In addition, Conseco will pay a premium of approximately $10.0 million in conjunction with the Exchange Offer. Conseco estimates that it will incur costs related to the THI Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $8.5 million.

    The cost to acquire THI is allocated as follows (dollars in millions):

Book value of assets acquired based on assumed date of the THI Merger
    (September 30, 1996)............................................................  $   174.2
THI Convertible Notes converted to Conseco Common Stock pursuant to the Exchange
 Offer..............................................................................       50.0
Less book value of THI preferred stock..............................................      (22.8)
Increase (decrease) in THI's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the THI Merger:
    Cost of policies purchased (related to the THI Merger)..........................      112.8
    Cost of policies produced and cost of policies purchased (historical)...........      (39.2)
    Income taxes....................................................................      (25.8)
    Premium paid in conjunction with the Exchange Offer.............................      (10.0)
    Premium incurred to retire THI preferred stock..................................       (2.8)
                                                                                      ---------
      Total estimated fair value adjustments........................................       35.0
                                                                                      ---------
      Total cost to acquire THI.....................................................  $   236.4
                                                                                      ---------
                                                                                      ---------

    Adjustments to the pro forma consolidated statement of operations to give effect to the THI Merger as of January 1, 1995, are summarized below.

    (17) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value and the effect of the assumed sale of $83.9 million fixed maturity investments, with the

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

       proceeds used to repay $58.3 million of bank debt and redeem preferred stock with a redemption value of $25.6 million.

    (18) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the THI Convertible Notes into Conseco Common Stock pursuant to the Exchange Offer. Interest expense is increased to reflect borrowings by Conseco to: (i) pay the estimated cost of the THI Merger; and (ii) pay the $10.0 million premium in conjunction with the Exchange Offer.

    (19) Amortization of the cost of policies produced and the cost of policies purchased prior to the THI Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

    (20) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

    (21) Common shares outstanding are increased to reflect the Conseco shares issued in the THI Merger and the conversion of the THI Convertible Notes in conjunction with the Exchange Offer.

    (22) Effective October 1, 1995, THI sold its long term care business to ATC. An adjustment is made to remove the loss on the sale of the long term care business. However, the revenues, benefits and expenses related to this business prior to its sale are not eliminated, since the business is retained within the Conseco consolidated group after the ATC Merger (and pro forma adjustments for the ATC Merger do not include adjustments related to THI's long term care business prior to its purchase by ATC). In addition, expenses related to THI's spin-off from its parent are eliminated. Such costs include certain legal, accounting, actuarial and advisory fees.

    Adjustments to the pro forma consolidated balance sheet to give effect to the THI Merger as of September 30, 1996, are summarized below.

    (23) Actively managed fixed maturity securities with a carrying value of $83.9 million are assumed to be sold at the date of the THI Merger.

    (24) Short-term investments are reduced for: (i) payments made to complete the THI Merger; (ii) the repayment of bank debt with a balance of $58.3 million; (iii) the redemption of preferred stock with a redemption value of $25.6 million; and (iv) the payment of the $10.0 million premium in conjunction with the Exchange Offer. Short-term investments are increased by additional borrowings by Conseco of $18.5 million to complete the THI Merger and related transactions.

    (25) THI's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the THI Merger. Cost of policies purchased reflects the estimated fair value of THI's business in force and represents the portion of the cost to acquire THI that is allocated to the value of the right to receive future cash flows from the acquired policies.
       The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           -- The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

           --  Cost of capital available to fund the acquisition.

           -- The perceived likelihood of changes in insurance regulations and tax laws.

           --  Complexity of the acquired company.

           -- Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

       The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending September 30, 2001, are as follows (dollars in millions):

                                                        BEGINNING       GROSS       ACCRETION        NET         ENDING
          YEAR ENDING SEPTEMBER 30,                      BALANCE    AMORTIZATION   OF INTEREST  AMORTIZATION     BALANCE
-----------------------------------------------------  -----------  -------------  -----------  -------------  -----------
        1997.........................................   $   112.8     $    19.2     $     6.3     $    12.9     $    99.9
        1998.........................................        99.9          15.9           5.6          10.3          89.6
        1999.........................................        89.6          14.5           5.0           9.5          80.1
        2000.........................................        80.1          13.3           4.4           8.9          71.2
        2001.........................................        71.2          12.8           4.0           8.8          62.4

    (26) THI's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

    (27) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax assets are netted against deferred tax liabilities.

    (28) Reinsurance receivables and insurance liabilities related to business of THI ceded to ATC are eliminated in consolidation.

    (29) Notes payable are decreased to reflect: (i) the repayment of bank debt of $58.3 million; and (ii) the conversion of the THI Convertible Notes into Conseco Common Stock in conjunction with the Exchange Offer. In addition, notes payable are increased to reflect additional borrowings by Conseco used to complete the THI Merger and related transactions.

    (30) The prior shareholders' equity of THI is eliminated in conjunction with the THI Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the THI Merger. The value of the THI Convertible Notes represents the value of the Conseco Common Stock which will be issued in conjunction with the Exchange Offer. Preferred stock of THI is eliminated to reflect its redemption.

TRANSACTIONS RELATING TO THE CAF MERGER

    The CAF Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire CAF will be allocated to the assets and liabilities acquired based on their fair values as of the date of the CAF Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. In the CAF Merger, each outstanding share of CAF common stock is assumed to be exchanged for $30.25 in cash and the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to its closing (it is assumed that such average price per share of Conseco

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

Common Stock will be $55.00, resulting in an exchange ratio of .11818). Conseco will pay approximately $538 million in cash and issue an assumed 2.1 million shares of Conseco Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, Conseco is expected to assume a note payable of CAF of $29.0 million and estimates that it will incur costs related to the CAF Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $26 million.

    The cost to acquire CAF is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the CAF
  Merger (September 30, 1996)......................................  $   304.6
Notes payable of CAF assumed by Conseco at the assumed date of the
  CAF Merger.......................................................       29.0
Increased (decrease) in CAF's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the
  CAF Merger:
    Actively managed fixed maturity securities.....................      452.5
    Held-to-maturity fixed maturity securities.....................     (358.3)
    Cost of policies purchased (related to the CAF Merger).........      492.2
    Cost of policies produced......................................     (271.3)
    Goodwill (related to the CAF Merger)...........................      227.7
    Insurance liabilities..........................................      (88.4)
    Income taxes...................................................      (79.3)
                                                                     ---------
        Total estimated fair value adjustments.....................      375.1
                                                                     ---------
        Total cost to acquire CAF..................................  $   708.7
                                                                     ---------
                                                                     ---------

    Adjustments to the pro forma consolidated statement of operations to give effect to the CAF Merger as of January 1, 1995, are summarized below.

    (31) Net investment income and net realized gains of CAF are adjusted to include the effect of adjustments to restate the amoritized cost basis of fixed maturity securities to their estimated fair value.

    (32) Change in policy benefits is reduced to reflect the purchase accounting adjustments made at the assumed date of the CAF Merger. Such adjustment reflects the lower discount rate used to discount amounts of expected future benefit payments to correspond to the adjustments to restate the amortized cost of fixed maturity investments to their estimated fair value.

    (33) Interest expense is reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

    (34) Interest expense is increased to reflect the increase in borrowings under Conseco's bank credit facilities used to complete the CAF Merger.
       A change in interest rates of .5 percent on the additional borrowings under Conseco's bank credit facilities used to complete the CAF Merger would result in: (i) an increase (or decrease) in pro forma interest expense of $3.0 million and $2.2 million for the year ended December 31, 1995, and the nine months ended September 30, 1996, respectively; and
       (ii) a decrease (or increase) in pro forma net income of $1.9 million and $1.4 million for the same respective periods.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    (35) Amortization of the cost of policies produced for policies sold by CAF prior to January 1, 1995, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent.

    (36) Amortization of goodwill acquired in the CAF Merger is recognized over a 40-year period on a straight-line basis.

    (37) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

    (38) Common shares outstanding are increased to reflect the shares issued in the CAF Merger.

    Adjustments to the pro forma consolidated balance sheet to give effect to the CAF Merger as of September 30, 1996, are summarized below.

    (39) After the CAF Merger, all held-to-maturity securities are classified as actively managed fixed maturity securities consistent with the intention of the new management.

    (40) CAF's fixed maturity securities are restated to estimated fair value.

    (41) Cash is reduced for payments made to complete the CAF Merger.

    (42) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the CAF Merger.

    (43) Cost of policies purchased reflects the estimated fair value of CAF's business in force and represents the portion of the cost to acquire CAF that is allocated to the value of the right to receive future cash flows from the acquired policies.
       The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

       -- The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

       --  Cost of capital available to fund the acquisition.

       -- The perceived likelihood of changes in insurance regulations and tax laws.

       --  Complexity of the acquired company.

       -- Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

       interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending September 30, 2001, are as follows (dollars in millions):

                                                        BEGINNING       GROSS       ACCRETION        NET        ENDING
          YEAR ENDING SEPTEMBER 30,                      BALANCE    AMORTIZATION   OF INTEREST  AMORTIZATION    BALANCE
-----------------------------------------------------  -----------  -------------  -----------  -------------  ---------
        1997.........................................   $   492.2     $    60.4     $    27.1     $    33.3    $   458.9
        1998.........................................       458.9          55.2          25.2          30.0        428.9
        1999.........................................       428.9          52.2          23.6          28.6        400.3
        2000.........................................       400.3          49.5          22.1          27.4        372.9
        2001.........................................       372.9          46.9          20.5          26.4        346.5

    (44) CAF's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

    (45) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. In addition, deferred tax liabilities of CAF are netted against deferred tax assets of Conseco.

    (46) Goodwill acquired in the CAF Merger is recognized.

    (47) Additional insurance liabilities are recognized to reflect the lower discount rates used to determine the present value of future obligations, consistent with the lower yields to be earned on invested assets as a result of recognizing the fair value of fixed maturity securities.

    (48) Notes payable are reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

    (49) The prior shareholders' equity of CAF is eliminated in conjunction with the CAF Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the CAF Merger.

TRANSACTIONS RELATING TO THE ATC MERGER

    The ATC Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire ATC will be allocated to the assets and liabilities acquired based on their fair values as of the date of the ATC Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the ATC Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of ATC intends to sell a portion of the Conseco Common Stock it receives in the ATC Merger shortly after the ATC Merger is consummated. In the ATC Merger, each outstanding share of ATC common stock is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on an average price of Conseco Common Stock prior to its closing (it is assumed the average price per share of Conseco Common Stock will be $55.00, resulting in an exchange ratio of .63691 shares). Conseco will issue an assumed
11.4 million shares of Conseco Common Stock with a value of approximately $628.8 million to acquire the ATC common stock. In addition, Conseco will assume the ATC convertible subordinated debentures, which will be convertible into an assumed 4.4 million shares of Conseco Common Stock with a value of approximately $238.6 million. In addition, Conseco estimates that it will incur costs related to the ATC Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $30.4 million.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The cost to acquire ATC is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the ATC
  Merger (September 30, 1996)......................................  $   181.3
Convertible subordinated debentures assumed by Conseco at the
  assumed date of the ATC Merger...................................      102.9
Increase (decrease) in ATC's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the
  ATC Merger:
    Cost of policies purchased (related to the ATC Merger).........      268.8
    Cost of policies produced and cost of policies purchased
      (historical).................................................     (179.6)
    Goodwill (related to the ATC Merger)...........................      562.8
    Income taxes...................................................      (27.1)
    Other liabilities..............................................      (11.3)
                                                                     ---------
        Total estimated fair value adjustments.....................      613.6
                                                                     ---------
        Total cost to acquire ATC..................................  $   897.8
                                                                     ---------
                                                                     ---------

    Adjustments to the pro forma consolidated statement of operations to give effect to the ATC Merger as of January 1, 1995, are summarized below.

    (50) Net investment income and net realized gains of ATC are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

    (51) Interest expense is increased to reflect the increase in borrowings under Conseco's bank credit facilities used to complete the ATC Merger. A change in interest rates of .5 percent on the additional borrowings under Conseco's bank credit facilities used to complete the ATC Merger would result in: (i) an increase (or decrease) in pro forma interest expense of $.2 million and $.1 million for the year ended December 31, 1995, and the nine months ended September 30, 1996, respectively; and
       (ii) a decrease (or increase) in pro forma net income of $.1 million and $.1 million for the same respective periods.

    (52) Interest expense is reduced to reflect the amortization of the liability established at the assumed date of the ATC Merger representing the present value of the interest payable on ATC's convertible subordinated debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on Conseco's Common Stock that such debentures would be convertible into during the same period.

    (53) Amortization of the cost of policies produced and the cost of policies purchased prior to the ATC Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

    (54) Amortization of goodwill acquired in the ATC Merger is recognized over a 40-year period on a straight-line basis.

    (55) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    (56) Common shares outstanding are increased to reflect Conseco shares issued in the ATC Merger. Fully diluted shares also include Conseco shares which will be issued when ATC's convertible subordinated debentures are converted.

    Adjustments to the pro forma consolidated balance sheet to give effect to the ATC Merger as of September 30, 1996, are summarized below.

    (57) Cash is reduced for payments made to complete the ATC Merger.

    (58) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the ATC Merger.

    (59) ATC's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the ATC Merger. Cost of policies purchased reflects the estimated fair value of ATC's business in force and represents the portion of the cost to acquire ATC that is allocated to the value of the right to receive future cash flows from the acquired policies.
       The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

       -- The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

       --  Cost of capital available to fund the acquisition.

       -- The perceived likelihood of changes in insurance regulations and tax laws.

       --  Complexity of the acquired company.

       -- Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending September 30, 2001, are as follows (dollars in millions):

                                                        BEGINNING       GROSS       ACCRETION        NET        ENDING
          YEAR ENDING SEPTEMBER 30,                      BALANCE    AMORTIZATION   OF INTEREST  AMORTIZATION    BALANCE
-----------------------------------------------------  -----------  -------------  -----------  -------------  ---------
        1997.........................................   $   268.8     $    35.4     $    14.2     $    21.2    $   247.6
        1998.........................................       247.6          32.3          12.9          19.4        228.2
        1999.........................................       228.2          29.6          12.0          17.6        210.6
        2000.........................................       210.6          27.3          10.9          16.4        194.2
        2001.........................................       194.2          25.2          10.1          15.1        179.1

    (60) ATC's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

    (61) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate.

    (62) Goodwill acquired in the ATC Merger is recognized.

                                    CONSECO

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    (63) Notes payable are increased to reflect the fair value of ATC's convertible subordinated debentures at the date of the ATC Merger. Such fair value represents the value of Conseco Common Stock which ATC's convertible subordinated debentures will be convertible into after the ATC Merger. It is assumed that the holders of such debentures do not convert into Conseco Common Stock at the time of the ATC Merger.
       In addition, a liability is established representing the present value of the interest payable on such debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on Conseco Common Stock that such debentures would be convertible into during the same period.

    (64) The prior shareholders' equity of ATC is eliminated in conjunction with the ATC Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the ATC Merger.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

    The rights of Conseco shareholders are governed by Conseco's Amended and Restated Articles of Incorporation (the "Conseco Articles of Incorporation"), its Amended and Restated Code of By-laws (the "Conseco By-laws") and the IBCL. The rights of BLH stockholders are governed by its Certificate of Incorporation (the "BLH Certificate of Incorporation"), its By-Laws (the "BLH By-laws") and the DGCL. After the Effective Time, the rights of BLH stockholders who become Conseco shareholders will be governed by the Conseco Articles of Incorporation, the Conseco By-laws and the IBCL. The following is a summary of the material differences between the rights of Conseco shareholders and the rights of BLH stockholders.

AMENDMENT OF BY-LAWS

    Both the Conseco By-laws and the BLH By-laws may be amended by majority vote of their respective boards of directors. The stockholders of BLH may amend the By-laws of BLH by majority vote, and the stockholders may prescribe that any By-law made by them may not be altered, amended or repealed by the BLH Board of Directors.

CERTAIN PROVISIONS RELATING TO ACQUISITIONS

    The IBCL and the DGCL contain certain provisions, including the ones described below, which purport to apply to certain types of share acquisitions or corporate transactions.

    BUSINESS COMBINATIONS. The Conseco Articles of Incorporation provide that Conseco may not enter into a "Special Business Combination Transaction" (defined as a merger or other business combination transaction with or involving a beneficial owner of more than ten percent of Conseco Common Stock (a "Related Person")) unless (1) the consideration to be received per share by holders of Conseco Common Stock in such transaction is at least equal to the highest per share price paid in order to acquire any shares of Conseco Common Stock beneficially owned by the Related Person or (2) the transaction shall have been approved by two-thirds of the Continuing Directors (defined to include the directors of Conseco in office prior to the date on which a Related Person became such).

    BLH is governed by Section 203 of the DGCL. Section 203 of the DGCL provides that a corporation shall not engage in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" under the DGCL is generally defined as any of the following transactions involving the corporation and an interested stockholder thereof: (i) a merger or consolidation, (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of the corporation's assets, (iii) an issuance or transfer of the corporation's stock, (iv) a transaction having the effect of directly or indirectly increasing the proportionate share of the corporation's stock held by such interested stockholder or (v) any receipt by such interested stockholder of the benefit of any loans, guarantees, pledges or other financial benefits. An

"interested stockholder" under the DGCL is generally defined as any person owning 15 percent or more of the corporation's outstanding voting stock.

    Section 23-1-43-18 of the IBCL provides that a corporation may not engage in any "business combination" with any "interested shareholder" for a period of five years following the interested shareholder's share acquisition date unless the business combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the interested shareholder's share acquisition date. A "business combination" under the IBCL is generally defined as any of the following transactions involving the corporation and an interested stockholder thereof: (i) a merger or consolidation, (ii) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition of ten percent or more of corporation's assets or representing 10% or more of the earning power or net income of the corporation, (iii) an issuance or transfer of shares of the corporation's stock representing 5% or more of the aggregate market value of all of such corporation's outstanding stock, (iv) the adoption of a plan of liquidation or dissolution proposed by or under agreement with such interested shareholder, (v) a transaction having the effect of directly or indirectly increasing the proportionate share of the corporation's stock held by such interested stockholder, or (vi) any receipt by such interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages. An "interested shareholder" under the IBCL is generally defined as any person owning 10 percent or more of the voting power of the outstanding voting shares of the corporation.

    CONTROL SHARE ACQUISITIONS. Chapter 23-1-42 of the IBCL requires that, unless the articles or by-laws of a corporation exempt the corporation therefrom (which Conseco's Articles of Incorporation and By-laws do not), any person who proposes to acquire or has acquired (a "control share acquisition") ownership of (or the power to direct the voting of) shares representing one-fifth, one-third, or a majority of the voting power of an issuing public corporation in the election of directors must provide the corporation with a statement describing such acquisition (an "acquiring person statement"). If the acquiring person so requests at the time of delivery of such statement (and undertakes to pay the expenses relating thereto), the corporation shall cause a special meeting of its shareholders to be called for the purpose of considering the voting rights to be accorded the shares acquired in the control share acquisition. The shares so acquired shall be accorded the same voting rights as were accorded such shares before the control share acquisition only to the extent granted by resolution of the shareholders of such corporation. Shares acquired in a control share acquisition as to which no acquiring person statement has been filed may be redeemed by the corporation at the fair value thereof under certain circumstances. In the event that shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired shares representing a majority or more of all voting power, the other shareholders will be entitled to appraisal rights. The DGCL does not contain a comparable provision.

    TAKEOVER OFFERS. Chapter 23-2-3.1 of the IBCL provides that a person shall not make a takeover offer unless the following conditions are satisfied: (1) a statement which consists of each document required to be filed with the Commission is filed with the Indiana securities commissioner and delivered to the president of the target company before making the takeover offer; (2) a consent to service of process and the requisite filing fee accompanies the statement filed with the Indiana securities commissioner; (3) the takeover offer is made to all offerees holding the same class of equity securities on substantially equivalent terms; (4) a hearing is held within 20 business days after the statement described in clause (1) above is filed; and (5) the Indiana securities commissioner shall have approved the takeover offer. In addition, such section provides that no offeror may acquire any equity security of any class of a target company within two years following the conclusion of a takeover offer with respect to that class, unless the holder of such equity security is afforded, at the time of that acquisition, a reasonable opportunity to dispose of such securities to the offeror upon substantially equivalent terms. A "takeover offer" means an offer to acquire or an acquisition of any equity security of a target company pursuant to a tender offer or request or invitation for tenders if, after the acquisition, the offeror is directly or indirectly a record or beneficial owner of more than ten percent of any class of the outstanding equity securities of the target company. A "target company" means an issuer of securities which is organized under the laws of Indiana, has its principal place of business in Indiana and has substantial assets in Indiana. The DGCL does not contain a comparable provision.

RIGHT TO BRING BUSINESS BEFORE A SPECIAL MEETING OF SHAREHOLDERS

    The Conseco Articles of Incorporation and the Conseco By-laws do not contain any restriction on the ability of shareholders to bring business before a special meeting of shareholders.

    Holders of the BLH Common Stock representing a majority of the voting power of all issued and outstanding shares of BLH Common Stock may call a special meeting of stockholders. Notice of such meeting must be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to such meeting. The notice must state the purpose or purposes for which the meeting is to be held, and only such matters as are specified in such notice may be acted upon at such special meeting.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    The Conseco By-laws and BLH By-laws specifically authorize stockholder action by written consent of all the stockholders entitled to vote on such action.

REMOVAL OF DIRECTORS

    The Conseco Articles of Incorporation provides for the board of directors to be divided into three classes. Under the Conseco By-laws, a director may be removed, either for or without cause, at any special meeting of shareholders called for that purpose, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy and entitled to vote for the election of such director. The BLH Certificate of Incorporation also provides for the board of directors to be divided into three classes. Under the BLH By-laws, a director may be removed, with cause only, by the affirmative vote of a majority of the outstanding shares of each class of capital stock entitled to vote at an election of such director.

DIRECTOR LIABILITY

    The Conseco Articles of Incorporation and the Conseco By-laws do not contain a specific exculpatory provision regarding director liability. The IBCL, however, provides that a director is not liable for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the IBCL (which requires, among other things, that a director discharge his or her duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation), and (2) the breach or failure to perform constitutes willful misconduct or recklessness.

    The BLH Certificate of Incorporation provides that a director of BLH shall not be personally liable to BLH or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to BLH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION

    The IBCL grants authorization to Indiana corporations to indemnify officers and directors made a party to a proceeding against liability incurred in the proceeding if: (A) the individual's conduct was in good faith; (B) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests; and

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(ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and (C) in the case of any criminal proceeding, the individual either: (i) had reasonable cause to believe that the individual's conduct was lawful; or (ii) had no reasonable cause to believe that the individual's conduct was unlawful.

    The Conseco By-laws provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his or her duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

    The BLH Certificate of Incorporation provides that BLH shall indemnify any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of BLH or
(ii) while a director or officer of BLH, is or was serving at the request of BLH as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. Such right shall include the right to be paid by BLH expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses is not paid in full by BLH within 60 days after a written claim has been received by BLH, the claimant may at any time thereafter bring suit against BLH to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on BLH. Neither the failure of BLH (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by BLH (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise. BLH may additionally indemnify any employee or agent of the corporation to the fullest extent permitted by law.

    The Conseco Articles of Incorporation and Conseco By-laws do not provide for the advancement of expenses. However, under the IBCL a corporation may advance expenses if (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct called for by Section 23-1-37-8 of the IBCL (which states that a corporation may indemnify an individual made a party to a proceeding against liability incurred in the proceeding if: (A) the individual's conduct was in good faith; and (B) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, the individual either: (i) had reasonable cause to believe the individual's conduct was lawful; or (ii) had no reasonable cause to believe the individual's conduct was unlawful), (2) the director furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct and (3) a determination is made that the facts then known would not preclude indemnification under Indiana laws.

DIVIDENDS AND REPURCHASES

    Under the IBCL, a corporation may make distributions to its shareholders as long as the corporation's debts may be paid as they come due, the corporation's total assets exceed the sum of its liabilities plus the amount that would be needed if the corporation were to be dissolved and the payment of these distributions is consistent with the corporation's articles of incorporation. Under the DGCL, a corporation may pay dividends and repurchase stock out of surplus or, if there is no surplus, out of any net profits for the fiscal year in which the dividend was declared and/or for the preceding fiscal year as long as no payment reduces capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets.

DISSENTERS' RIGHTS

    The DGCL provides that a stockholder is entitled, under certain circumstances, to receive payment of the fair value of the stockholder's common stock if the stockholder dissents from a merger or consolidation. The DGCL also permits a corporation to grant (by inclusion of a provision in its certificate of incorporation) appraisal rights in connection with certain other corporate transactions. BLH's Certificate of Incorporation currently contains no such provision.

    Under the DGCL, dissenters' rights are not available if the shares of the Delaware corporation are (i) listed on a national securities exchange (such as the NYSE) or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (e. g., quoted on the Nasdaq National Market) or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, dissenters' rights under the DGCL are available if the stockholders of the Delaware corporation are to receive in the merger or consolidation anything other than (i) shares of stock of the surviving or resulting corporation, (ii) shares of stock of any other corporation which are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system (as described above) or held of record by more than 2,000 holders, and/or (iii) cash in lieu of fractional shares. However, appraisal rights are available if a merger is completed pursuant to Section 253 of the DGCL.

    The IBCL provides that a shareholder is entitled, under certain circumstances, to receive payment of the fair value of the shareholder's common stock if the shareholder dissents from a merger, share exchange, sale or exchange of all or substantially all of the corporation's property and certain control share acquisitions (as described under "--Certain Provisions Relating to Acquisitions--Control Share Acquisitions"). The IBCL also permits a corporation to grant (by inclusion of a provision in its articles of incorporation, bylaws or resolution of the board of directors) appraisal rights in connection with other corporate actions. Conseco's Articles of Incorporation, By-laws and resolutions currently contain no such provision.

    Under the IBCL, dissenters' rights are not available if the shares of the Indiana corporation are (i) registered on a United States securities exchange registered under the Exchange Act (such as the NYSE) or (ii) traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets--National Market Issues (such as the Nasdaq National Market) or a similar market.

DIRECTOR AND OFFICER DISCRETION

    Under Sections 23-1-35-1(d), (f), and (g) of the IBCL, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the

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
effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. The DGCL does not contain a comparable provision, and, under Delaware law, the consideration that a board may give to nonstockholder constituencies is less clear. In considering the best interests of a corporation, under Delaware law, directors and officers can generally take into consideration the interest of nonstockholders. However, the Delaware Supreme Court has held that the consideration of nonstockholder constituencies is inappropriate when an active auction is in process to sell a company.

    The foregoing discussion of certain similarities and material differences between the rights of Conseco shareholders and the rights of BLH stockholders is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the IBCL and the common law thereunder, the DGCL and the common law thereunder, and the full text of the Conseco Articles of Incorporation, the Conseco By-laws, the BLH Certificate of Incorporation and the BLH By-laws.

                         MANAGEMENT OF CIHC AND CONSECO
                        UPON CONSUMMATION OF THE MERGER

    The directors and executive officers of CIHC and Conseco have continued as the directors and executive officers of CIHC and Conseco, respectively, after the Merger. For information with respect to the directors and executive officers of Conseco, see Items 10 - 13 of Conseco's Annual Report (which incorporates portions of Conseco's proxy statement dated April 24, 1996), which is incorporated herein by reference.

                                 LEGAL MATTERS

    The validity of the Conseco Common Stock to be issued in connection with the Merger has been passed upon for Conseco by Lawrence W. Inlow, Executive Vice President, General Counsel and Secretary of Conseco. Mr. Inlow is a full-time employee and officer of Conseco and owns 808,374 shares of Conseco Common Stock and holds options to purchase 1,406,900 shares of Conseco Common Stock.

                                    EXPERTS

    The consolidated financial statements of Conseco at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L. L. P. , independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of BLH at December 31, 1995 and 1994, and for the six months ended December 31, 1995, the six months ended June 30, 1995, and for the years ended December 31, 1994 and 1993, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of THI at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of ATC at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have

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
been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of CAF at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of LPG at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

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
                                                                         ANNEX A

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to SectionSection 251, 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof, that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX B

                                 PLAN OF MERGER

    THIS PLAN OF MERGER (the "Plan") is adopted as of August 26, 1996 by and between CONSECO, INC., an Indiana corporation ("Conseco"), and CIHC, Incorporated, a Delaware corporation ("CIHC") with respect to the merger of Bankers Life Holding Corporation, a Delaware Corporation (the "Company").

                                    PREAMBLE

    WHEREAS, the respective Boards of Directors of Conseco and CIHC have approved the merger of the Company with and into CIHC, upon the terms and subject to the conditions set forth herein; and

    WHEREAS, the Merger is to be effected pursuant to Section 253 of the General Corporation Law of the State of Delaware.

                                   THE MERGER

    1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 2 hereof), the Company shall be merged with and into CIHC (the "Merger"), in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Indiana Business Corporation Law (the "IBCL") and the Delaware General Corporation Law (the "DGCL"), and the separate corporate existence of the Company shall cease and CIHC shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the DGCL.

    2. EFFECTIVE TIME. CIHC will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date a Registration Statement on Form S-4 of Conseco which is to be filed with the Securities and Exchange Commission (the "Commission") in connection with the Merger is declared effective by the Commission or as soon thereafter as is practicable a certificate of merger executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

    3. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of CIHC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

    4. BY-LAWS. The By-Laws of CIHC, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

    5. DIRECTORS. The directors of CIHC at the Effective Time shall be the directors of the Surviving Corporation.

    6. OFFICERS. The officers of CIHC at the Effective Time shall be the officers of the Surviving Corporation.

    7.  CONVERSION OF SHARES.

        (a) OUTSTANDING SHARES. Each of the shares of common stock, $.001 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive the fraction (rounded to the nearest ten-thousandth) of a validly issued, fully paid and nonassessable share of common stock, without par value, of Conseco ("Conseco Common Stock"), determined by dividing $25.00 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the Trading Average (as defined below). The "Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in THE WALL STREET JOURNAL, for the ten trading days immediately preceding the second trading day prior to the Effective Time. The Conseco Common Stock to be issued to holders of Shares in accordance with this Section and any cash to be paid in accordance with Section 8(f) in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."

        (b) TREASURY SHARES. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

        (c) CIHC SHARES. Each Share issued and outstanding immediately prior to the Effective Time which is then owned by CIHC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of CIHC or the Company, be cancelled and retired and cease to exist, without any conversion thereof.

        (d) IMPACT OF STOCK SPLITS, ETC. In the event of any change in Conseco Common Stock between the date of this Plan and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Plan and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

        (e)  TREATMENT OF COMPANY STOCK OPTIONS AND WARRANTS.

        (i) From and after the Effective Time, each outstanding unexpired stock option ("Company Stock Option") to purchase Shares which has been granted pursuant to the Company's 1993 Stock Option Plan, as amended to the date hereof (the "Company Stock Plan"), shall be exerciseable, for the same aggregate consideration payable to exercise such Company Stock Option, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such Company Stock Option had been fully vested and exercised for Shares prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under the Company Stock Plan and the underlying stock option agreement.

        (ii) Each Company Stock Option will continue to vest in accordance with the grant thereof under the Company Stock Plan.

    8.  EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE AGENT. As of the Effective Time, Conseco shall deposit with its transfer agent and registrar (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Conseco Common Stock to be issued to holders of Shares pursuant to Section 7(a) (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Payment Fund").

        (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of Conseco Common Stock (and cash in lieu of fractional shares of Conseco Common Stock as contemplated by this Section 8) which the aggregate number of Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 7(a) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 8(b), each certificate representing Shares (other than certificates representing Shares to be canceled in accordance with Section 7(b)), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable with respect to such Shares, without any interest thereon, as contemplated by Section 7. No interest will be paid or will accrue on any cash payable as Merger Consideration.

        (c) LETTER OF TRANSMITTAL. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 7, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to Section 7.

        (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Conseco Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 7, until the surrender for exchange of such certificate in accordance herewith. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Conseco Common Stock into which the Shares represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 7, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Conseco Common Stock.

        (e) NO FURTHER OWNERSHIP RIGHTS IN SHARES. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Plan shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Shares which remain unpaid at the Effective Time.

        (f)  NO FRACTIONAL SHARES.

        (i) No certificates or scrip representing fractional shares of Conseco Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 7, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Conseco.

        (ii) Notwithstanding any other provisions of this Plan, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

        (g) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for 120 days after the Effective Time shall be delivered to Conseco, upon demand, and any holders of Shares who have not theretofore complied with this Plan shall thereafter look only to Conseco and only as general creditors thereof for payment of their claim for the cash portion of any Merger Consideration and any dividends or distributions with respect to Conseco Common Stock.

        (h) NO LIABILITY. Neither Conseco nor the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any governmental entity), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

    The By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

    The above discussion of Conseco's By-laws and the Indiana Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Corporation Law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

        2(a)    --    Plan of Merger of Bankers Life Holding Corporation and CIHC, Incorporated.*
        5     --      Opinion of Lawrence W. Inlow, General Counsel to Conseco, Inc., as to the
                        validity of the issuance of the securities registered hereby.*
        8     --      Opinion of                       as to certain tax matters.**
       23(a)    --    Consent of Lawrence W. Inlow, General Counsel to Conseco, Inc. (included in the opinion filed as Exhibit 5 to the Registration Statement).*
       23(b)    --    Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of the Registrant.*
       23(c)    --    Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Bankers Life Holding Corporation.*
       23(d)    --    Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                        Transport Holdings Inc.*

       23(e)    --    Consent of Arthur Andersen LLP with respect to the financial statements of
                        American Travellers Corporation.*
       23(f)    --    Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                        Capitol American Financial Corporation.*
       23(g)    --    Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Life Partners Group, Inc.*
       23(h)    --    Consent of                   (included in the opinion filed as Exhibit 8 to
                        the Registration Statement).**
       24     --      Powers of Attorney for Stephen C. Hilbert, Rollin M. Dick, Ngaire E. Cuneo,
                        David R. Decatur, M. Phil Hathaway, Louis P. Ferrero, Donald F. Gongaware,
                        James D. Massey and Dennis E. Murray, Sr.*

------------------------

 *Filed herewith.

**To be filed by amendment.

    (b) Financial Statement Schedules--Inapplicable.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant hereby undertakes as follows:

        (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (e) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (f) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (g) See Part II--Item 20.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and the State of Indiana, on the 16th day of December, 1996.

                                              CONSECO, INC.

                                              By:                  /s/ STEPHEN C. HILBERT
                                                         -----------------------------------------
                                                                    Stephen C. Hilbert,
                                                            CHAIRMAN OF THE BOARD, PRESIDENT AND
                                                                  CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, Chairman of the
                                  Board, President and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 16, 1996
      Stephen C. Hilbert          Officer of the
                                  Registrant)

                                Director, Executive Vice
                                  President and Chief
              *                   Financial Officer
------------------------------    (Principal Financial and   December 16, 1996
        Rollin M. Dick            Accounting Officer of
                                  the Registrant)

              *
------------------------------  Director                     December 16, 1996
       Ngaire E. Cuneo

              *
------------------------------  Director                     December 16, 1996
       David R. Decatur

              *
------------------------------  Director                     December 16, 1996
       M. Phil Hathaway

              *
------------------------------  Director                     December 16, 1996
       Louis P. Ferrero

              *
------------------------------  Director                     December 16, 1996
     Donald F. Gongaware

              *
------------------------------  Director                     December 16, 1996
       James D. Massey

              *
------------------------------  Director                     December 16, 1996
    Dennis E. Murray, Sr.

*By:     /s/ KARL W. KINDIG
      -------------------------
           Karl W. Kindig
          ATTORNEY-IN-FACT